Filed pursuant to Rule 424(b)(3)
Registration No. 333-276089

PROSPECTUS SUPPLEMENT

(To Prospectus dated December 15, 2023)

$2,000,000,000

SANTANDER HOLDINGS USA, INC.

$850,000,000 5.473% Fixed-to-Floating Rate Senior Notes due 2029

$400,000,000 Floating Rate Senior Notes due 2029

$750,000,000 5.741% Fixed-to-Floating Rate Senior Notes due 2031

Santander Holdings USA, Inc., a Virginia corporation (“SHUSA,” “we” or the “Company”), is offering $850,000,000 aggregate principal amount of its 5.473% Fixed-to-Floating Rate Senior Notes due 2029 (the “2029 Fixed-to-Floating Rate Notes”). The 2029 Fixed-to-Floating Rate Notes will mature on March 20, 2029 (the “2029 Fixed-to-Floating Rate Notes Maturity Date”). From (and including) March 20, 2025 (the “Issue Date”) to (but excluding) March 20, 2028 (the “2029 Reset Date”), the 2029 Fixed-to-Floating Rate Notes will accrue interest during the fixed-rate period at an annual rate of 5.473% per year and the Company will pay interest semi-annually on March 20 and September 20 of each year, beginning on September 20, 2025, and ending on the 2029 Reset Date. Thereafter, the Company will pay interest on the 2029 Fixed-to-Floating Rate Notes quarterly during the floating rate period at a floating rate equal to a benchmark rate based on Compounded SOFR Index Rate (as defined herein) plus 161 basis points per annum and will pay interest on June 20, 2028, September 20, 2028, December 20, 2028, and the 2029 Fixed-to-Floating Rate Notes Maturity Date.

We are also offering $400,000,000 aggregate principal amount of our floating rate senior notes due 2029 (the “Floating Rate Notes”). The Floating Rate Notes will mature on March 20, 2029 (the “Floating Rate Notes Maturity Date”) and accrue interest at a floating rate equal to a benchmark rate based on the Compounded SOFR Index Rate plus 161 basis points per annum. The Company will pay interest quarterly on March 20, June 20, September 20, and December 20, beginning on June 20, 2025, and ending on the Floating Rate Notes Maturity Date.

We are also offering $750,000,000 aggregate principal amount of our 5.741% Fixed-to-Floating Rate Senior Notes due 2031 (the “2031 Fixed-to-Floating Rate Notes,” and together with the 2029 Fixed-to-Floating Rate Notes and the Floating Rate Notes, the “notes”). The 2031 Fixed-to-Floating Rate Notes will mature on March 20, 2031 (the “2031 Fixed-to-Floating Rate Notes Maturity Date”). From (and including) the Issue Date to (but excluding) March 20, 2030 (the “2031 Reset Date”), the 2031 Fixed-to-Floating Rate Notes will accrue interest during the fixed-rate period at an annual rate of 5.741% per year and the Company will pay interest semi-annually on March 20 and September 20 of each year, beginning on September 20, 2025, and ending on the 2031 Reset Date. Thereafter, the Company will pay interest on the 2031 Fixed-to-Floating Rate Notes quarterly during the floating rate period at a floating rate equal to a benchmark rate based on Compounded SOFR Index Rate (as defined herein) plus 187.8 basis points per annum and will pay interest on June 20, 2030, September 20, 2030, December 20, 2030, and the 2031 Fixed-to-Floating Rate Notes Maturity Date.

Unless we redeem the notes, the notes will mature on their respective maturity dates. The Company has the option to redeem the notes, in whole or in part, at the applicable times and at the redemption prices set forth under “Description of the Notes—Optional Redemption.” The notes will be issued in denominations of $2,000, and integral multiples of $1,000 in excess thereof. The notes are unsecured, unsubordinated obligations of the Company and will rank equally with all of its other unsecured and unsubordinated debt.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Investing in the notes involves a high degree of risk. Before buying any notes, you should read the discussion of risks of investing in our notes in “Risk Factors” beginning on page S-14 of this prospectus supplement.

Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Public Offering Price(1)	Underwriting Discount	Proceeds, Before Expenses, to the Company(1)
Per 2029 Fixed-to-Floating Rate Note	100.000%	0.250%	99.750%
2029 Fixed-to-Floating Rate Note Total	$850,000,000	$2,125,000	$847,875,000
Per Floating Rate Note	100.000%	0.250%	99.750%
Floating Rate Note Total	$400,000,000	$1,000,000	$399,000,000
Per 2031 Fixed-to-Floating Rate Note	100.000%	0.350%	99.650%
2031 Fixed-to-Floating Rate Note Total	$750,000,000	$2,625,000	$747,375,000
Total	$2,000,000,000	$5,750,000	$1,994,250,000

(1)	Plus accrued interest from March 20, 2025 if settlement occurs after that date.

The underwriters are offering the notes as set forth under “Underwriting; Conflicts of Interest.” The underwriters expect to deliver the notes to purchasers in book-entry form only, through the facilities of The Depository Trust Company, New York, New York for the accounts of its participants, including Clearstream Banking S.A. and the Euroclear Bank SA/NV, against payment on or about March 20, 2025.

Joint Book-Running Managers

Santander	Deutsche Bank Securities	J.P. Morgan	RBC Capital Markets	TD Securities	Wells Fargo Securities

Co-Managers

Academy Securities	Mizuho	R. Seelaus & Co., LLC

The date of this Prospectus Supplement is March 17, 2025.

Prospectus Supplement

Prospectus

We have provided only the information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither we nor any underwriter has authorized anyone to provide information different from that contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference. Neither the delivery of this prospectus supplement nor sale of the notes means that information contained in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference therein is correct after their respective dates. This prospectus supplement and the accompanying prospectus are not an offer to sell or solicitation of an offer to buy the notes in any circumstances under which the offer or solicitation is unlawful.

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ABOUT THIS PROSPECTUS SUPPLEMENT

Unless the context requires otherwise, in this prospectus supplement we use the terms the “Company,” “SHUSA,” “we,” “us” and “our” to refer to Santander Holdings USA, Inc.

This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of this offering. The second part is the accompanying prospectus, which contains more general information. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Available Information” below.

We have provided only the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference. Neither the Company nor any underwriters or agents have authorized anyone to provide you with different information. We are not offering the notes in any state in which the offer is prohibited. You should not assume that the information in this prospectus supplement or any document incorporated by reference is accurate or complete at any date other than the date mentioned on the cover page of these documents.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. The Company may from time to time make forward-looking statements in its filings with the SEC and in other communications by the Company, including this prospectus supplement, which are made in good faith by the Company pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. Some of the statements made by the Company, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “assumes,” “goal,” “seeks,” “can,” “predicts,” “potential,” “projects,” “continuing,” “ongoing,” and similar expressions are intended to indicate forward-looking statements.

Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various factors and assumptions, some of which are beyond the Company’s control. Among the factors that could cause the Company’s financial performance to differ materially from that suggested by forward-looking statements are:

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the effects of regulation, actions and/or policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”), the FDIC, the Office of the Comptroller of the Currency and the Consumer Financial Protection Bureau, and other changes in monetary and fiscal policies and regulations, including policies that affect market interest rates and money supply, as well as the impact of changes in and interpretations of generally accepted accounting principles of the United States of America (“GAAP”), the failure to adhere to which could subject SHUSA and/or its subsidiaries to formal or informal regulatory compliance and enforcement actions and result in fines, penalties, restitution and other costs and expenses, changes in our business practice, and reputational harm;

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increased credit risk to the extent our loans are concentrated by loan type, industry segment, borrower type or location of the borrower or collateral, and changes in the credit quality of SHUSA’s customers and counterparties;

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adverse economic conditions in the United States and worldwide, including the extent of recessionary conditions in the U.S. and the strength of the U.S. economy in general and regional and local economies in which SHUSA conducts operations in particular, which may affect, among other things, the level of non-performing assets, charge-offs, and credit loss expense;

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inflation, interest rate, market and monetary fluctuations may, among other things, reduce net interest margins and impact funding sources, revenue and expenses, the value of assets and obligations, and the ability to originate and distribute financial products in the primary and secondary markets;

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bank failures and actual or perceived adverse developments at other banks, including financial or operational failures and concerns about creditworthiness or the ability of other banks to fulfill their obligations, may lead to decreased customer and investor sentiment regarding the stability and liquidity of banks in general, reduced interest by customers and investors to use banking services and enter into transactions with banks, disruption in the financial markets, increased expenses for banks such as higher FDIC insurance premiums, and increased regulation of banks by supervisory authorities as they seek to manage or mitigate such adverse developments;

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risks SHUSA faces implementing its growth strategy, including SHUSA’s ability to grow revenue, manage expenses, attract and retain highly-skilled people, successfully complete and integrate mergers and acquisitions, and raise capital necessary to achieve its business goals and comply with regulatory requirements;

•	SHUSA’s ability to effectively manage its capital and liquidity, including non-objection to its capital plans by its regulators and its subsidiaries’ ability to continue to pay dividends to it;

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reduction in SHUSA’s access to funding or increases in the cost of its funding, such as in connection with changes in credit ratings assigned to SHUSA or its subsidiaries, or a significant reduction in customer deposits;

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adverse movements and volatility in debt and equity capital markets and adverse changes in the securities markets, including those related to the financial condition of significant issuers in SHUSA’s investment portfolio;

•	the ability to manage risks inherent in our businesses, including through effective use of systems and controls, insurance, derivatives and capital management;

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SHUSA’s ability to timely develop competitive new products and services in a changing environment that are responsive to the needs of SHUSA’s customers and are profitable to SHUSA, the success of our marketing efforts to customers, and the potential for new products and services to impose additional unexpected costs, losses, or other liabilities not anticipated at their initiation, and expose SHUSA to increased operational risk;

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competitors of SHUSA who may have greater financial resources or lower costs, or be subject to different regulatory requirements than SHUSA, may innovate more effectively, or may develop products and technology that enable those competitors to compete more successfully than SHUSA and cause SHUSA to lose business or market share and impact our net income adversely;

•	Santander Consumer USA Inc.’s agreement with FCA US LLC (“Stellantis”) not resulting in currently anticipated levels of growth;

•	changes in customer spending, investment or savings behavior;

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the ability of SHUSA and its third-party vendors to convert, maintain and upgrade, as necessary, SHUSA’s data processing and other IT infrastructure on a timely and acceptable basis, within projected cost estimates and without significant disruption to our business;

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SHUSA’s ability to control operational risks, data security breach risks and outsourcing risks, and the possibility of errors in quantitative models and software SHUSA uses in its business, including as a result of cyberattacks, technological failure, human error, fraud or malice by internal or external parties, and the possibility that SHUSA’s controls will prove insufficient, fail or be circumvented;

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changing federal, state, and local tax laws and regulations, which may include tax rates changes, that could materially adversely affect our business, including changes to tax laws and regulations and the outcome of ongoing tax audits by federal, state and local income tax authorities that may require SHUSA to pay additional taxes or recover fewer overpayments compared to what has been accrued or paid as of period-end;

•	the costs and effects of regulatory or judicial actions or proceedings, including possible business restrictions resulting from such actions or proceedings;

•	the pursuit of protectionist trade or other related policies, including tariffs and sanctions by the U.S., its global trading partners, and/or other countries, and/or trade disputes generally;

•	adverse publicity or negative public opinion, whether specific to SHUSA or regarding other industry participants or industry-wide factors, or other reputational harm;

•	SHUSA’s ability to implement its Environmental, Social and Governance strategy and appropriately address social, environmental and sustainability matters that may arise from its activities;

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natural or man-made disasters including pandemics and other significant public health emergencies, effects of climate change, and SHUSA’s ability to deal with disruptions caused by such disasters and emergencies;

•	local, regional or global geopolitical tensions and hostilities, including acts of terrorism or domestic or foreign military conflicts and escalations of hostilities; and

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•	the other factors that are described in Part I, Item 1A—Risk Factors of our Annual Report on Form 10-K for 2024.

If one or more of the factors affecting the Company’s forward-looking information and statements proves incorrect, the actual results, performance or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements. Therefore, holders of the notes covered by this prospectus supplement should not place undue reliance on any forward-looking information and statements. The effect of these factors is difficult to predict. Factors other than these also could adversely affect the results, and holders of the notes covered by this prospectus supplement should not consider these factors to be a complete set of all potential risks or uncertainties. New factors emerge from time to time, and management cannot assess the impact of any such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any forward-looking statements reflect the current beliefs and expectations of the Company’s management and only speak as of the date of this document or the applicable document incorporated herein by reference, and the Company undertakes no obligation to update any forward-looking information or statements, whether written or oral, to reflect any change, except as required by law. All forward-looking statements attributable to the Company are expressly qualified by these cautionary statements.

Information regarding other important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each of which is incorporated into this prospectus supplement by reference. See “Available Information” below for information about how to obtain copies of these filings.

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AVAILABLE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus supplement. This prospectus supplement is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus supplement to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus supplement. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus supplement is considered part of this prospectus supplement from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus supplement and before the date that the offering of securities by means of this prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference into this prospectus supplement.

The Company incorporates by reference into this prospectus supplement the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2024; and

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All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus supplement and before the termination of the offering of securities under this prospectus supplement.

The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus supplement, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at santanderus.com, by contacting us at Santander Holdings USA, Inc., 75 State Street, Boston, Massachusetts 02109 or by phone at (800) 493-8219. The information on, or accessible from, our website is not incorporated by reference into this prospectus supplement.

Statements contained in this prospectus supplement or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus supplement or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

In reviewing any agreements incorporated herein by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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SUMMARY

This summary highlights information contained elsewhere, or incorporated by reference, into this prospectus supplement. As a result, it does not contain all of the information that may be important to you or that you should consider before investing in the notes. You should read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, which are described under “Available Information.”

The Company

SHUSA is the parent holding company of Santander Bank, National Association (the “Bank”), a national banking association; Santander Consumer USA Holdings, Inc. (“SC”), a consumer finance company headquartered in Dallas, Texas; Banco Santander International, a financial services company headquartered in Miami, Florida that offers a full range of banking services to foreign individuals and corporations based primarily in Latin America; Santander US Capital Markets LLC, an institutional broker-dealer headquartered in New York, which has significant capabilities in market making via an experienced fixed-income sales and trading team and a focus on structuring and advisory services for asset originators in the real estate and specialty finance markets; Santander Securities LLC (“SSLLC”), a broker-dealer headquartered in Boston, Massachusetts; and several other subsidiaries. SHUSA is headquartered in Boston and the Bank’s home office is in Wilmington, Delaware. SSLLC is a registered investment adviser with the SEC. SHUSA’s two largest subsidiaries by asset size and revenue are the Bank and SC. SHUSA is a wholly-owned subsidiary of Banco Santander, S.A. (“Banco Santander”).

SHUSA specializes in consumer financing focused on vehicle finance, servicing of third-party vehicle financing, and delivering service to dealers and customers across the full credit spectrum. This includes indirect origination and servicing of vehicle loans and leases, principally through manufacturer-franchised dealers in connection with their sale of new and used vehicles to retail consumers, origination of vehicle loans through a web-based direct lending program, purchases of vehicle loans from other lenders, and servicing of automobile and recreational and marine vehicle portfolios for other lenders. SC sells consumer vehicle loans and leases through flow agreements and, when market conditions are favorable, it accesses the asset-backed securities market through securitizations of consumer vehicle loans and leases.

Since May 2013, under the ten-year master private-label financing agreement (“MPLFA”) with Stellantis, Santander Consumer USA Inc. has operated as Stellantis’ preferred provider for consumer loans, leases and dealer loans and provides services to Stellantis customers and dealers under the Chrysler Capital brand. In the second quarter of 2022, Santander Consumer USA Inc. announced it had reached an agreement with Stellantis to amend and extend the MPLFA through December 2025. In June 2022, SHUSA launched a preferred lender, full spectrum financing program in partnership with Mitsubishi Motors North America, Inc. (“MMNA”) to provide customer and dealer financing programs that will help MMNA achieve its goal of improving the car-buying experience.

During the second half of 2023, SHUSA entered into numerous new lending agreements with various auto original equipment manufacturers (“OEMs”). These new agreements reinforce SHUSA’s leadership in the U.S. auto finance market and the Bank’s commitment to forging deep, multi-geography relationships with automotive manufacturers catering to customers across the credit spectrum. These various OEMs have a diverse product lineup including an increased focus on electric vehicles. In addition, SHUSA has been chosen by LendingClub to be its primary loan servicer for its auto refinance program.

In addition to specialized consumer finance, SHUSA also attracts deposits and provides other retail banking services through its network of retail branches with locations in Connecticut, Delaware, Florida, Massachusetts,

New Hampshire, New Jersey, New York, Pennsylvania, and Rhode Island and originates small business, middle market, large and global commercial loans, multifamily loans, and other consumer loans and leases throughout the Mid-Atlantic and Northeastern areas of the United States. The Company also acquires deposits nationally through SBNA’s online Openbank platform. For large institutional investors, SHUSA provides structured products, emerging markets credit and U.S. investment grade credit, U.S. rates, short-term fixed-income, debt and equity capital markets, investment banking, exchange-traded derivatives, and cash equities, benefiting from a combination of Banco Santander’s global reach and access to financial hubs together with extensive local market knowledge and regional expertise.

SHUSA uses its deposits, public and private borrowings, as well as other financing sources, to fund its loan and investment portfolios.

The Company’s reportable segments are focused principally around the customers the Company serves. The Company has identified the following reportable segments: Auto, Consumer and Business Banking (“CBB”), Commercial and Industrial (“C&I”), Commercial Real Estate (“CRE”), Corporate and Investment Banking (“CIB”), and Wealth Management.

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The Auto segment includes the Company’s consumer and commercial auto loans and leases and the Company’s commercial loans to dealers and dealer floorplan financing products. This includes the Company’s specialized consumer finance subsidiary focused on vehicle finance and third-party servicing. The specialized consumer finance subsidiary’s primary business is the indirect origination of retail installment contracts (“RICs”), principally through manufacturer-franchised dealers in connection with their sale of new and used vehicles to retail consumers. The Company offers a full spectrum of auto financing products and services to captive financing companies. These products and services include consumer RICs and leases, as well as dealer loans for inventory, construction, real estate, working capital and revolving lines of credit. SC also originates vehicle loans through a web-based direct lending program, purchases vehicle RICs from other lenders, and services automobile, recreational and marine vehicle portfolios for other lenders.

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The CBB segment includes the products and services provided to consumer and small business banking customers, including consumer deposit, small business banking, unsecured lending and investment services. This segment offers a wide range of products and services to consumers and business banking customers, including demand and interest-bearing demand deposit accounts, money market and savings accounts, certificates of deposit and retirement savings products. It also offers lending products such as unsecured personal loans, credit cards, and small business loans such as business lines of credit. In addition, the Bank makes investment services available to its retail customers, including products such as annuities, mutual funds, managed accounts and insurance products through a networking agreement with a consolidated affiliate.

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The C&I segment currently provides commercial lines, loans, letters of credit, receivables financing, commercial credit cards, and cash management and deposit services to lower middle market commercial customers and to medium- and large-sized commercial customers, as well as financing and deposits for government entities. This segment also provides niche product financing for specific industries.

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The CRE segment offers CRE loans, commercial equipment vehicle financing, and multifamily loans, as well as cash management and deposit services to customers. This category also includes community development finance activities, including originating Community Reinvestment Act (“CRA”)-eligible loans and making CRA-eligible investments.

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The CIB segment serves the needs of global corporate and institutional customers by leveraging the international footprint of Banco Santander to provide financing and banking services to corporations with over $500 million in annual revenues. CIB’s offerings and strategy are based on Banco

Santander’s local and global capabilities in wholesale banking. CIB also includes the Company’s institutional broker-dealers that provide services in investment banking, sales, trading and equity research reports.

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The Wealth Management segment consists of the Company’s international private banking and financial operations Services and includes the full range of banking and asset management services to foreign individuals and corporations based primarily in Latin America.

The Offering

The summary below describes the principal terms of the notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Notes” section of this prospectus supplement contains more detailed descriptions of the terms and conditions of the notes.

Notes We Are Offering	$850,000,000 aggregate principal amount of 5.473% Fixed-to-Floating Rate Senior Notes due 2029, $400,000,000 aggregate principal amount of Floating Rate Senior Notes due 2029, and $750,000,000 aggregate principal amount of 5.741% Fixed-to-Floating Rate Senior Notes due 2031 (the “notes”).

Maturity Dates	The 2029 Fixed-to-Floating Rate Notes will mature on March 20, 2029 (the “2029 Fixed-to-Floating Rate Notes Maturity Date”), the Floating Rate Notes will mature on March 20, 2029 (the “Floating Rate Notes Maturity Date”), and the 2031 Fixed-to-Floating Rate Notes will mature on March 20, 2031 (the “2031 Fixed-to-Floating Rate Notes Maturity Date,” and with the 2029 Fixed-to-Floating Rate Notes Maturity Date and the Floating Rate Notes Maturity Date, each, a “Maturity Date”), unless a series of notes is prior redeemed in whole or in part as described below under “Description of the Notes—Optional Redemption.”

Interest Rate	The 2029 Fixed-to-Floating Rate Notes

From (and including) the Issue Date to (but excluding) March 20, 2028 (the “2029 Reset Date”) (the “2029 Fixed-to-Floating Rate Notes Fixed Rate Period”), interest on the 2029 Fixed-to-Floating Rate Notes will be payable at a rate of 5.473% per annum (the “2029 Fixed-to-Floating Rate Notes Initial Interest Rate”). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

From (and including) the 2029 Reset Date to (but excluding) the 2029 Fixed-to-Floating Rate Notes Maturity Date (the “2029 Fixed-to-Floating Rate Notes Floating Rate Period”), the interest rate on the 2029 Fixed-to-Floating Rate Notes will be equal to a benchmark rate based on the Compounded SOFR Index Rate plus 161 basis points per annum.

The Floating Rate Notes

From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date (the “Floating Rate Notes Floating Rate Period”), the interest rate on the Floating Rate Notes will be equal to a benchmark rate based on the Compounded SOFR Index Rate plus 161 basis points per annum.

The 2031 Fixed-to-Floating Rate Notes

From (and including) the Issue Date to (but excluding) March 20, 2030 (the “2031 Reset Date”) (the “2031 Fixed-to-Floating Rate Notes

Fixed Rate Period”), interest on the 2031 Fixed-to-Floating Rate Notes will be payable at a rate of 5.741% per annum (the “2031 Fixed-to-Floating Rate Notes Initial Interest Rate,” and with the 2029 Fixed-to-Floating Rate Notes Initial Interest Rate, each, an “Initial Interest Rate”). Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

From (and including) the 2031 Reset Date to (but excluding) the 2031 Fixed-to-Floating Rate Notes Maturity Date (the “2031 Fixed-to-Floating Rate Notes Floating Rate Period,” and, together with the 2029 Fixed-to-Floating Rate Notes Floating Rate Period and the Floating Rate Notes Floating Rate Period, the “Floating Rate Periods”), the interest rate on the 2031 Fixed-to-Floating Rate Notes will be equal to a benchmark rate based on the Compounded SOFR Index Rate plus 187.8 basis points per annum.

Floating Rate Periods

With respect to the Floating Rate Periods for the notes, the interest rate on the notes will be calculated quarterly on each Interest Determination Date (as defined below). In no event will the interest payable on a series of notes be less than zero. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Period (as defined below) (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the respective series of notes for each Floating Rate Interest Period will be computed by multiplying (i) the outstanding principal amount of the respective series of notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Floating Rate Interest Period relating to such Floating Rate Interest Period (or any other relevant period) divided by 360.

Interest Payment Dates	The 2029 Fixed-to-Floating Rate Notes Fixed Rate Period

The 2029 Fixed-to-Floating Rate Notes will accrue interest and we will pay interest semi-annually each March 20 and September 20, commencing on September 20, 2025, and ending on the 2029 Reset Date (each, a “2029 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date”).

If a 2029 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date or redemption date, as the case may be, for the notes would fall on a day that is not a Business Day (as defined herein), the payment of interest and principal will be made on the next succeeding Business Day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding Business Day. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

The 2029 Fixed-to-Floating Rate Notes Floating Rate Period

Interest will be payable on the 2029 Fixed-to-Floating Rate Notes quarterly on June 20, 2028, September 20, 2028, December 20, 2028, and the 2029 Fixed-to-Floating Rate Notes Maturity Date (each, a “2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date”).

The Floating Rate Notes

Interest will be payable on the Floating Rate Notes quarterly each March 20, June 20, September 20, and December 20, commencing on June 20, 2025 and ending on the Floating Rate Notes Maturity Date (each, a “Floating Rate Notes Interest Payment Date”).

The 2031 Fixed-to-Floating Rate Notes Fixed Rate Period

The 2031 Fixed-to-Floating Rate Notes will accrue interest and we will pay interest semi-annually each March 20 and September 20, commencing on September 20, 2025, and ending on the 2031 Reset Date (each, a “2031 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date”).

If a 2031 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date or redemption date, as the case may be, for the notes would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding Business Day.

The 2031 Fixed-to-Floating Rate Notes Floating Rate Period

Interest will be payable on the 2031 Fixed-to-Floating Rate Notes quarterly on June 20, 2030, September 20, 2030, December 20, 2030, and the 2031 Fixed-to-Floating Rate Notes Maturity Date (each, a “2031 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date,” and, together with the 2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date and the Floating Rate Notes Interest Payment Date, the “Floating Rate Period Interest Payment Date”).

Floating Rate Periods

If a Floating Rate Period Interest Payment Date, other than the Maturity Dates or a redemption date, for the notes would fall on a day that is not a Business Day, such Floating Rate Period Interest Payment Date will be postponed to the next succeeding Business Day and interest thereon will continue to accrue to but excluding such succeeding Business Day, except that if that Business Day falls in the next succeeding calendar month, the Floating Rate Period Interest

Payment Date will be the immediately preceding Business Day and interest shall accrue to but excluding such preceding Business Day. If the Maturity Dates or a redemption date would fall on a day that is not a Business Day, the payment of interest and principal will be made on the next succeeding Business Day, but no additional interest shall accrue and be paid unless we fail to make payment on such next succeeding Business Day.

Floating Rate Interest Periods	During the applicable Floating Rate Period, the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period for the 2029 Fixed-to-Floating Rate Notes will begin on (and include) the 2029 Reset Date and will end on (but exclude) the first 2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date; provided, further, that the first Floating Rate Interest Period for the Floating Rate Notes will begin on (and include) the Issue Date and will end on (but exclude) the first Floating Rate Notes Interest Payment Date; and provided, further, that the first Floating Rate Interest Period for the 2031 Fixed-to-Floating Rate Notes will begin on (and include) the 2031 Reset Date and will end on (but exclude) the first 2031 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date.

Interest Determination Dates	The second U.S. Government Securities Business Day (as defined in “Description of the Notes”) preceding the applicable Floating Rate Interest Payment Date or the applicable Maturity Date or date of redemption (each, an “Interest Determination Date”).

Regular Record Dates for Interest	The fifteenth calendar day (whether or not a Business Day) preceding the related Interest Payment Date.

Benchmark	The “Benchmark” means, initially, the Secured Overnight Financing Rate (“SOFR”) (compounded daily over a quarterly Floating Rate Interest Period (as defined above) in accordance with the specific formula described in this prospectus supplement). As further described in this prospectus supplement, (i) in determining the base rate for a U.S. Government Securities Business Day, the base rate generally will be the rate in respect of such day that is provided on the following U.S. Government Securities Business Day and (ii) in determining the base rate for any other day, such as a Saturday, Sunday or holiday, the base rate generally will be the rate in respect of the immediately preceding U.S. Government Securities Business Day that is provided on the following U.S. Government Securities Business Day.

Decisions and Determinations

All determinations, decisions, elections and any calculations made by us, the calculation agent or our designee for the purposes of calculating the applicable interest on the notes will be conclusive and binding on the holders of notes, us, the Trustee (as defined herein) and the paying agent, absent manifest error. If made by us, such determinations, decisions, elections and calculations will be made in consultation with the calculation agent, to the extent practicable. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the indenture (as defined herein) or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of notes or any other party.

Optional Redemption	The 2029 Fixed-to-Floating Rate Notes

With respect to the 2029 Fixed-to-Floating Rate Notes, on or after September 16, 2025 (180 days after the Issue Date) (or, if additional 2029 Fixed-to-Floating Rate Notes are issued, beginning 180 days after the Issue Date of such additional 2029 Fixed-to-Floating Rate Notes), and, prior to March 20, 2028 (one year prior to the 2029 Fixed-to-Floating Rate Notes Maturity Date) (the “2029 Fixed-to-Floating Rate Notes Par Call Date”), we may redeem the 2029 Fixed-to-Floating Rate Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Fixed-to-Floating Rate Notes matured on the 2029 Fixed-to-Floating Rate Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the “Treasury Rate” (as defined in “Description of the Notes—Optional Redemption”) plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes to be redeemed,

Plus, in either case, accrued and unpaid interest thereon to the redemption date.

With respect to the 2029 Fixed-to-Floating Rate Notes, on the 2029 Fixed-to-Floating Rate Notes Par Call Date, we may redeem the 2029 Fixed-to-Floating Rate Notes, in whole but not in part, or on or after February 20, 2029 (one month prior to the 2029 Fixed-to-Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Floating Rate Notes

With respect to the Floating Rate Notes, on or after March 20, 2028 (one year prior to the Floating Rate Notes Maturity Date), we may redeem the Floating Rate Notes, in whole but not in part, or on or after February 20, 2029 (one month prior to the Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The 2031 Fixed-to-Floating Rate Notes

With respect to the 2031 Fixed-to-Floating Rate Notes, on or after September 16, 2025 (180 days after the Issue Date) (or, if additional 2031 Fixed-to-Floating Rate Notes are issued, beginning 180 days after the Issue Date of such additional 2031 Fixed-to-Floating Rate Notes), and, prior to March 20, 2030 (one year prior to the 2031 Fixed-to-Floating Rate Notes Maturity Date) (the “2031 Fixed-to-Floating Rate Notes Par Call Date”), we may redeem the 2031 Fixed-to-Floating Rate Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Fixed-to-Floating Rate Notes matured on the 2031 Fixed-to-Floating Rate Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2) 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed,

Plus, in either case, accrued and unpaid interest thereon to the redemption date.

With respect to the 2031 Fixed-to-Floating Rate Notes, on the 2031 Fixed-to-Floating Rate Notes Par Call Date, we may redeem the 2031 Fixed-to-Floating Rate Notes, in whole but not in part, or on or after February 20, 2031 (one month prior to the 2031 Fixed-to-Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

See “Description of the Notes—Optional Redemption.”

Listing	The notes will not be listed on any national securities exchange or included in any automated quotation system. Currently there is no market for the notes.

Governing Law	New York law, without regard to principles of conflicts of law.

Trustee, Registrar and Paying Agent	Deutsche Bank Trust Company Americas.

Use of Proceeds after Expenses	We expect to receive net proceeds from this offering, after giving effect to the underwriting discount and estimated offering expenses, of approximately $1,993,250,000. We intend to use the net proceeds for general corporate purposes. See “Use of Proceeds.”

Denomination	The notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Ranking	The notes will be our unsecured, unsubordinated debt obligations, rank equally with all of our other unsecured and unsubordinated debt, rank senior in right of payment to all of our existing and future obligations that are by their terms expressly subordinated in right of payment to the notes, and be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness and structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries. As of December 31, 2024, the Company had approximately $44.0 billion of outstanding debt and other liabilities, and our subsidiaries had approximately $31.0 billion of outstanding debt and other liabilities, including deposits, which would rank structurally senior to the notes in the case of liquidation or otherwise. As of December 31, 2024, the Company itself had an aggregate of approximately $12.0 billion of outstanding senior debt and $1.0 billion of outstanding subordinated debt. See “Capitalization” for the pro forma effect of this offering. The indenture places no limitation on the amount of secured or additional unsecured indebtedness that may be incurred by us.

Form	The notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee for The Depository Trust Company, New York, New York, referred to as “DTC.” Beneficial interests in the notes will be evidenced by, and transfers thereof will be effected only through, records maintained by participants in DTC.

Delivery and Clearance	We will deposit the global securities representing the notes with DTC in New York. You may hold an interest in the notes through DTC, Clearstream, Luxembourg or Euroclear Bank, as operator of the Euroclear System, directly as a participant of any such system or indirectly through organizations that are participants in such systems.

Conflicts of Interest	Banco Santander beneficially owns in excess of 10% of our issued and outstanding common stock. Because Santander US Capital Markets LLC, an underwriter in this offering, is an affiliate of Banco Santander, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under Rule 5121 (“Rule 5121”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”). Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this offering as the notes will be rated by one or more of the nationally recognized statistical rating organizations in one of the four highest generic rating categories. See “Underwriting; Conflicts of Interest—Conflicts of Interest.”

Summary Historical Financial and Other Data

The following table sets forth certain of our summary historical financial and operating data. We derived our summary historical financial data from our audited consolidated financial statements for each of the years ended December 31, 2024, 2023, and 2022. The information below should be read in conjunction with “Use of Proceeds,” “Capitalization,” and the information incorporated by reference into this prospectus supplement, including our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Form 10-K, our audited consolidated financial statements and related notes and our unaudited condensed consolidated financial statements and related notes. For more information, see the description under the heading “Available Information.”

Certain prior period amounts have been reclassified to conform with the current period presentation, which we believe is more meaningful to readers of our consolidated financial statements.

(Dollars in thousands)	For the Years Ended December 31,
	2024	2023	2022
Balance Sheet Data
Total assets(2)	$165,248,750	$164,972,575	$168,194,320
Net loans for investment(1)(2)	80,742,487	86,115,156	90,558,330
Loans held-for-sale(3)	1,333,953	160,118	99,555
Total investment portfolio	28,919,377	25,400,394	23,559,922
Total deposits and other customer accounts	78,114,605	77,073,176	79,128,541
Borrowings and other debt obligations(2)	44,010,910	44,144,051	43,588,273
Total liabilities(2)	147,573,223	147,471,666	150,264,598
Total mezzanine and stockholder’s equity	17,675,527	17,500,909	17,929,722

Statements of Operations Data
Total interest income	$13,466,136	$12,355,090	$8,421,193
Total interest expense	7,888,578	6,479,742	2,246,730

Net interest income	5,577,558	5,875,348	6,174,463
Credit loss expense / (benefit)	1,937,119	2,226,438	2,018,817

Net interest income after credit loss expense / (benefit)	3,640,439	3,648,910	4,155,646
Total non-interest income	3,604,667	3,464,849	3,729,263
Total general, administrative, and other expenses	6,274,468	6,327,003	6,136,779
Income / (loss) before income tax (benefit) / provision	970,638	786,756	1,748,130

Income tax (benefit) / provision(4)	(106,761)	(146,146)	343,123

Net income	$1,077,399	$932,902	$1,405,007

(Dollars in thousands)	For the Years Ended December 31,
	2024	2023	2022
Selected Financial Ratios(5)
Return on average assets, annualized	0.63%	0.54%	0.83%
Return on average equity, annualized	6.62%	5.33%	6.58%
Average equity to average assets	9.55%	10.09%	12.58%
Efficiency ratio	68.33%	67.74%	61.96%

(1)	Includes $9.0 million, $13.9 million and $20.9 million of loans recorded at fair value at December 31, 2024, December 31, 2023, and December 31, 2022, respectively.
(2)

The Company has interests in certain securitization trusts that are considered variable interest entities (“VIEs”) for accounting purposes. At December 31, 2024, December 31, 2023, and December 31, 2022, Loans held for investment included $24.6 billion, $25.1 billion and $27.1 billion, Operating leases assets, net included $11.7 billion, $13.8 billion and $14.3 billion, restricted cash included $706.6 million, $864.5 million and $923.5 million, Other assets included $693.1 million, $638.0 million and $716.7 million, Borrowings and other debt obligations included $26.2 billion, $25.1 billion and $31.6 billion, and Other liabilities included $99.6 million, $119.3 million and $138.0 million of assets or liabilities that were included within VIEs, respectively. See Note 7 to the Condensed Consolidated Financial Statements to the Company’s Form 10-K for the year ended December 31, 2024 for additional information.

(3)	Includes $1.3 billion, $19.5 million and $0.5 million of loans recorded at the fair value option at December 31, 2024, December 31, 2023, and December 31, 2022, respectively.
(4)	Refer to Note 17 of the Notes to the Consolidated Financial Statements to the Company’s Form 10-K for the year ended December 31, 2024 for additional information on the Company’s income taxes.
(5)

For the calculation components of these ratios, see the Non-GAAP Financial Measures section of the Management’s Discussion and Analysis and Results of Operations in the Company’s Form 10-K for the year ended December 31, 2024.

RISK FACTORS

Investing in our securities involves risks. You should carefully consider the risks described in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, each of which is incorporated by reference herein, or any other documents incorporated by reference into this prospectus supplement, before making an investment decision. The risks and uncertainties described in this prospectus supplement and incorporated by reference into this prospectus supplement are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem to be immaterial may also impair our business operations. If any of these risks actually occurs, our business, financial condition and results of operations could be materially affected. In that case, the value of our securities could decline substantially.

Risks Relating to the Notes

We operate through our subsidiaries and, as a result, the notes will be effectively subordinated to the liabilities of our subsidiaries, including the claims of depositors at our bank subsidiary.

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Claims from creditors (other than us) against the subsidiaries may include long-term and medium-term debt and substantial obligations related to deposit liabilities, federal funds purchased, securities sold under repurchase agreements, and other short-term borrowings. In addition, dividends, distributions, loans and advances to us from some of our subsidiaries, including the Bank, are restricted by net capital requirements under applicable banking regulations. The notes are exclusively obligations of the Company. Our subsidiaries are not guarantors of the notes and have no obligation to pay any amounts due on the notes. Similarly, neither our parent, Banco Santander, nor any of its subsidiaries are guarantors of the notes or have any obligation to pay any amounts due on the notes.

We may be unable to repay the notes if our subsidiaries are unable to pay dividends or distributions or make advances to us.

At maturity, the entire outstanding principal amount of the notes will become due and payable by us. We may not have sufficient funds to pay the principal amount due. If we do not have sufficient funds on hand or available through existing borrowing facilities or through the declaration and payment of dividends or distributions by our subsidiaries, we will need to seek additional financing. Additional financing may not be available to us in the amounts necessary or on terms favorable to us.

We are a separate and distinct legal entity from each of the Bank and SC and depend on dividends, distributions and other payments from each of the Bank and SC to fund all payments on our obligations.

The Bank is subject to laws that authorize regulatory bodies to block or reduce the flow of funds from those subsidiaries to us. Regulatory action of that kind could impede access to funds we need to make payments on our obligations.

The interest rate on the 2029 Fixed-to-Floating Rate Notes will reset on March 20, 2028 and the interest rate on the 2031 Fixed-to-Floating Rate Notes will reset on March 20, 2030.

The interest rate on the 2029 Fixed-to-Floating Rate Notes will initially be 5.473% per annum from (and including) the Issue Date to (but excluding) March 20, 2028. Thereafter, however, the interest rate will be reset on each Interest Determination Date such that the applicable per annum interest rate will be equal to the Benchmark (as defined below) plus 161 basis points per annum (the “2029 Fixed-to-Floating Rate Notes Margin”). As a result, the interest rate following March 20, 2028 may be less than the 2029 Fixed-to-Floating

Rate Notes Initial Interest Rate and/or the interest rate that applies immediately prior to the relevant Interest Determination Date, which would affect the amount of any interest payments under the notes and, by extension, could affect their market value.

Further, the interest rate on the 2031 Fixed-to-Floating Rate Notes will initially be 5.741% per annum from (and including) the Issue Date to (but excluding) March 20, 2030. Thereafter, however, the interest rate will be reset on each Interest Determination Date such that the applicable per annum interest rate will be equal to the Benchmark plus 187.8 basis points per annum (the “2031 Fixed-to-Floating Rate Notes Margin”). As a result, the interest rate following March 20, 2030 may be less than the 2031 Fixed-to-Floating Rate Notes Initial Interest Rate and/or the interest rate that applies immediately prior to the relevant Interest Determination Date, which would affect the amount of any interest payments under the notes and, by extension, could affect their market value.

The Company may choose to redeem the notes prior to maturity.

The Company may redeem some or all of the notes at any time and from time to time. See “Description of the Notes—Optional Redemption.” Although the notes contain provisions designed to compensate you for the lost value of such notes if the Company redeems some or all of such notes prior to maturity, such provisions only approximate this lost value and may not adequately compensate you. Furthermore, depending on prevailing interest rates at the time of any such redemption, you may not be able to reinvest the redemption proceeds in a comparable security (including with comparable ratings) at an interest rate as high as the interest rate of the notes being redeemed or at an interest rate that would otherwise compensate you for any lost value as a result of any redemption of notes.

We have made only limited covenants in the indenture, which may not protect your investment if we experience significant adverse changes in our financial condition or results of operations, and we and our subsidiaries may incur additional indebtedness that may adversely affect our ability to meet our financial obligations under the notes.

The indenture governing the notes and the notes do not:

•

require us to maintain any financial ratios or specified levels of net worth, revenues, income, cash flow or liquidity, and therefore do not protect holders of the debt securities in the event that we experience significant adverse changes in our financial condition, results of operations or liquidity;

•

limit our ability to incur additional indebtedness, including secured indebtedness that would be effectively senior in right of payment to the debt securities, indebtedness that is equal in right of payment to the debt securities or, subject to certain exceptions, indebtedness that is secured by liens on capital stock of certain subsidiaries;

•	limit the payment of dividends by us or our acquisition of any of our equity securities; or

•	limit the aggregate principal amount of debt securities that may be issued.

Except for the covenants described in the accompanying prospectus under “Description of Debt Securities We May Offer—Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries” and “Description of Debt Securities We May Offer—Mergers and Similar Transactions,” there are no covenants or any other provisions which afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in a change in control of the Company. Additional debt could make us more vulnerable to changes in general economic conditions and also could affect the ratings of our notes. The indenture contains no financial covenants and does not restrict us from paying dividends or issuing or repurchasing other securities, and does not contain any provision that would provide protection to the holders of the notes against a sudden and dramatic decline in credit quality resulting from a merger, takeover, recapitalization, or similar restructuring or any other event.

Events for which acceleration rights under the notes may be exercised are more limited than those available pursuant to the terms of our outstanding senior debt securities issued under our senior debt indenture (as defined herein) prior to March 1, 2017.

In response to the final total loss-absorbing capacity (“TLAC”) rules issued by the Federal Reserve on December 15, 2016, on March 1, 2017 we amended the senior debt indenture to, among other things, limit the circumstances under which the payment of the principal amount of senior debt securities (including the notes) issued pursuant to the senior debt indenture on or after March 1, 2017 can be accelerated (unless specified otherwise for a specific series of debt securities in accordance with the indenture). All aspects of the final TLAC rules became effective on January 1, 2019.

All or substantially all of our outstanding senior debt securities issued prior to March 1, 2017, including outstanding debt securities issued under the senior debt indenture prior to such date (the “Pre-2017 Senior Debt Securities”), provide acceleration rights for default (i) in the performance or breach of any covenant or warranty of the Company and the continuance of such default or breach for a period of 60 days after notice has been given to the Company by the Trustee or to the Company and the Trustee, as the case may be, and (ii) under any mortgage, indenture or other debt instrument of the Company that results in the acceleration of any debt in excess of $100 million.

However, under the senior debt indenture, as amended, unless we specify otherwise for a specific series of debt securities, payment of the principal amount of the senior debt securities may not be accelerated upon the occurrence of any of the events enumerated in the previous paragraph. Additionally, the events of default applicable to the Pre-2017 Senior Debt Securities do not provide for a 30-day cure period with respect to any failure by us to pay the principal of those senior debt securities, whereas the senior debt indenture as amended and the terms of the notes provide for such 30-day cure period. As a result of these differing provisions, if we breach or otherwise default in the payment of any covenant with respect to both the notes and the Pre-2017 Senior Debt Securities, the Pre-2017 Senior Debt Securities may have acceleration rights that are not available to the holders of the notes. Furthermore, in the event of any default under any mortgage, indenture or other debt instrument of the Company that results in the acceleration of any debt in excess of $100 million, the holders of Pre-2017 Senior Debt Securities would have cross-acceleration rights under the senior debt indenture that are not available to the holders of the notes. Additionally, if we fail to pay the principal of any series of Pre-2017 Senior Debt Securities when due, the holders of such senior debt securities would be entitled to declare their securities due and payable immediately, whereas holders of the notes would not be entitled to accelerate the notes until 30 days after our failure to pay the principal of the notes.

Any repayment of the principal amount of Pre-2017 Senior Debt Securities following the exercise of acceleration rights in circumstances in which such rights are not available to the holders of the notes could adversely affect our ability to make timely payments on the notes thereafter. See our Current Report on Form 8-K, dated March 1, 2017, “Description of the Notes—Holding Company Status” and “Description of Debt Securities We May Offer—Covenant Breach, Default, Remedies and Waiver of Default” in the accompanying prospectus for additional information.

An active trading market for the notes may not develop.

We do not intend to apply for the notes to be listed on any securities exchange or to arrange for the notes to be quoted on any quotation system. The underwriters have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so, and may discontinue any market making with respect to the notes at any time, for any reason or for no reason, without notice. If the underwriters cease to act as market makers for the notes, we cannot assure you another firm or person will make a market in the notes.

The liquidity of any market for the notes will depend upon the number of holders of the notes, our results of operations and financial condition, the market for similar securities, the interest of securities dealers in making a market in the notes and other factors. An active or liquid trading market for the notes may not develop. We cannot assure you that you will be able to sell your notes at favorable prices or at all.

Our credit ratings may not reflect all risks of an investment in the notes.

Our credit ratings are an assessment of our ability to pay our obligations as they become due. Consequently, real or anticipated changes in our credit ratings will generally affect the trading value of the notes. Our credit ratings, however, may not reflect the potential risks related to the market or other factors on the value of the notes. Our credit ratings may also be affected by matters relating to our parent company, Banco Santander, or Spain. Furthermore, because your return on the notes depends upon factors in addition to our ability to pay our obligations, an improvement in our credit ratings will not reduce the other investment risks related to the notes. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time.

We are controlled by a principal equity holder who will be able to make important decisions about our business and capital structure; its interests may differ from your interest as a debtholder.

We are a wholly-owned subsidiary of Banco Santander. As a result, Banco Santander controls us and has the power to elect the members of our board of directors, appoint new management and approve any action requiring the approval of the holders of our stock and to control decisions affecting our capital structure. The interests of Banco Santander may not be aligned with yours as a holder of debt securities. If we encounter financial difficulties, or we are unable to pay our debts as they mature, the holders of debt securities might prefer that we take certain actions to reduce our leverage and pay our debts, while Banco Santander might instead choose to take other actions. Banco Santander may have an interest in pursuing acquisitions, divestitures (including our own divestiture), financings or other transactions that, in its judgment, could enhance its equity investment, even though such transactions might involve risks to you as a holder of debt securities. Additionally, Banco Santander may from time to time acquire and hold interests in businesses that compete directly or indirectly with us, or pursue acquisition opportunities that may be complementary to our business and which, as a result, will not be available to us.

Our resolution in a bankruptcy proceeding could result in losses for holders of our debt securities, including the notes.

Under regulations issued by the Federal Reserve and the FDIC, and as required by Section 165(d) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), we must provide to the Federal Reserve and the FDIC a plan (a “Section 165(d) Resolution Plan”). The purpose of this provision of the Dodd-Frank Act is to provide regulators with plans that would enable them to resolve failing financial companies that pose a significant risk to the financial stability of the United States in a manner that mitigates such risk. The most recently filed Section 165(d) Resolution Plan by Banco Santander was submitted to the Federal Reserve and the FDIC in June 2022 (the “2022 Resolution Plan”), and provides a roadmap for the orderly resolution of the material U.S. operations of Banco Santander under hypothetical stress scenarios and the failure of one or more of its U.S. material entities (“U.S. MEs”). Material entities are defined as subsidiaries or foreign offices of Banco Santander that are significant to the activities of a critical operation or core business line. The U.S. MEs identified in the 2022 Resolution Plan include, among other entities, the Company, the Bank and Santander Consumer USA Inc.

The 2022 Resolution Plan describes a strategy for resolving Santander’s U.S. operations, including its U.S. MEs and the core business lines that operate within those U.S. MEs, in a manner that would substantially mitigate the risk that the resolutions would have serious adverse effects on U.S. or global financial stability. Under the 2022 Resolution Plan’s hypothetical resolutions of the U.S. MEs, the Bank would be placed into FDIC receivership and the Company and Santander Consumer USA Inc. would be placed into bankruptcy under Chapter 7 and Chapter 11 of the U.S. Bankruptcy Code, respectively. In such a scenario, holders of our long-term debt and other debt securities would be junior to the claims of priority (as determined by statute) and secured creditors of the Company.

If after reviewing the 2022 Resolution Plan and any related submissions, the Federal Reserve and the FDIC jointly determine that we failed to cure identified deficiencies, they may jointly impose more stringent capital, leverage or liquidity requirements, restrictions on our growth, activities or operations, or even divestitures, which could have an adverse effect on our business.

The Company, the Federal Reserve and the FDIC are not obligated to follow the Company’s preferred resolution strategy for resolving its U.S. operations under its resolution plan. In addition, Banco Santander could in the future change its resolution strategy for resolving its U.S. operations. In an alternative scenario, the Company alone could enter bankruptcy under the U.S. Bankruptcy Code, and the Company’s subsidiaries would be recapitalized as needed, using assets of the Company, so that they could continue normal operations as going concerns or subsequently be wound down in an orderly manner. As a result, the losses incurred by the Company and its subsidiaries would be imposed first on the holders of the Company’s equity securities and thereafter on unsecured creditors, including holders of our long-term debt and other debt securities. Holders of our long-term debt and other debt securities would be junior to the claims of creditors of the Company’s subsidiaries and to the claims of priority (as determined by statute) and secured creditors of the Company. Under either of these scenarios, in a resolution of the Company under Chapter 11 of the U.S. Bankruptcy Code, holders of our long-term debt and other debt securities would realize value only to the extent available to the Company as a shareholder of the Bank, SC and its other subsidiaries, and only after any claims of priority and secured creditors of the Company have been fully repaid.

The resolution of the Company under the orderly liquidation authority could result in greater losses for holders of the notes.

Your ability to recover the full amount that would otherwise be payable on the notes in a resolution proceeding under Chapter 11 of the U.S. Bankruptcy Code may be impaired by the exercise of the FDIC’s powers under the “orderly liquidation authority” under Title II of the Dodd-Frank Act.

Title II of the Dodd-Frank Act created a new resolution regime known as the “orderly liquidation authority” to which financial companies, including the Company, can be subjected. Under the orderly liquidation authority, the FDIC may be appointed as receiver in order to liquidate a financial company if, upon the recommendation of applicable regulators, the United States Secretary of the Treasury determines that the entity is in severe financial distress, the entity’s failure would have serious adverse effects on the U.S. financial system and resolution under the orderly liquidation authority would avoid or mitigate those effects, among other things.

If the FDIC is appointed as receiver under the orderly liquidation authority, then the orderly liquidation authority, rather than the U.S. Bankruptcy Code, would determine the powers of the receiver and the rights and obligations of creditors and other parties who have transacted with the Company. There are substantial differences between the rights available to creditors under the orderly liquidation authority and under the U.S. Bankruptcy Code. For example, under the orderly liquidation authority, the FDIC may disregard the strict priority of creditor claims in some circumstances, and an administrative claims procedure rather than a judicial procedure would be used to determine creditors’ claims. Furthermore, the FDIC has the right to transfer assets or liabilities of the failed company to a third party or “bridge” entity under the orderly liquidation authority.

Regardless of what resolution strategy Banco Santander might prefer for resolving its U.S. operations, the FDIC could resolve the Company in a manner that would impose losses on the Company’s shareholder, unsecured debt holders (including holders of the notes) and other creditors, while permitting the Company’s subsidiaries to continue to operate. The application of such an entry strategy in which the Company would be the only legal entity in the U.S. to enter resolution proceedings could result in greater losses to holders of the notes than the losses that would result from a bankruptcy proceeding or a different resolution strategy for the Company. Assuming the Company entered resolution proceedings and support from the Company to its subsidiaries was sufficient to enable the subsidiaries to remain solvent, losses at the subsidiary level could be transferred to the Company and ultimately borne by the Company’s security holders (including holders of the notes), with the result that third-party creditors of the Company’s subsidiaries would receive full recoveries on their claims, while the Company’s security holders (including holders of the notes) and other unsecured creditors could face significant losses. In addition, in a resolution under the orderly liquidation authority, holders of the notes and other debt securities of the Company could face losses ahead of our other similarly situated creditors if the FDIC exercised its right to disregard the strict priority of creditor claims.

The orderly liquidation authority also requires that creditors and shareholders of the financial company in receivership must bear all losses before taxpayers are exposed to any losses, and amounts owed by the financial company or the receivership to the U.S. government would generally receive a statutory payment priority over the claims of private creditors, including holders of the notes. In addition, under the orderly liquidation authority, claims of creditors (including holders of the notes) could be satisfied through the issuance of equity or other securities in a bridge entity to which the Company’s assets are transferred. If securities were to be delivered in satisfaction of claims, there can be no assurance that the value of the securities of the bridge entity would be sufficient to repay all or any part of the creditor claims for which the securities were exchanged.

Risks Relating to the Benchmark

The market continues to develop in relation to SOFR.

For each Floating Rate Interest Period, the interest rate on the notes is based on a compounded SOFR index rate calculated using the formula described in “Description of the Notes” below.

There is currently no uniform market convention with respect to the calculation of compounded SOFR or SOFR generally. Market terms for debt securities indexed to SOFR, such as the spread over the index reflected in interest rate provisions and the formula and related conventions described in “Description of the Notes” below to calculate Compounded SOFR Index Rate for the notes, may evolve over time, and trading prices of the notes may be lower than those of later-issued SOFR-linked debt securities which contain more settled and different market terms as a result. In particular, the Company may in the future also issue securities referencing SOFR that differ materially in terms of interest determination when compared with any previous SOFR-referenced securities, including the notes. Additionally, the development of SOFR as an interest reference rate, as well as continued development of other SOFR-based rates (such as weighted average SOFR and term SOFR), market infrastructure for adopting such rates, and proposed legislative solutions to the market price of any compounded SOFR index-referenced securities are all uncertain. The manner of adoption or application of SOFR-based rates in one market may differ materially compared with the application and adoption of SOFR-based rates in other markets, such as the derivatives and loan markets, including the manner of adoption or application by the Company.

You should carefully consider how any mismatch between the adoption of SOFR-based reference rates across these markets may impact any hedging or other financial arrangements that you may put in place in connection with any acquisition, holding or disposal of the notes.

Historical levels of SOFR are not an indication of its future levels.

The NY Federal Reserve began to publish SOFR in April 2018 and the SOFR Index in March 2020 and has published modeled, pre-publication estimates of SOFR going back to 2014. Such pre-publication estimates inherently involve assumptions, estimates and approximations. Hypothetical or historical performance data and trends are not indicative of, and have no bearing on, the potential performance of SOFR and therefore you should not rely on any such data or trends as an indicator of future performance. Since the initial publication of SOFR, daily changes in the rate have, on occasion, been more volatile than daily changes in comparable benchmark or market rates. As a result, the return on and value of SOFR-linked debt securities may fluctuate more than floating rate debt securities that are linked to less volatile rates. The future performance of SOFR is impossible to predict, and therefore no future performance of SOFR should be inferred from any hypothetical or historical data or trends.

Compounded SOFR Index Rate with respect to a particular Floating Rate Interest Period will only be capable of being determined near the end of the relevant Floating Rate Interest Period.

The level of Compounded SOFR Index Rate applicable to a particular Floating Rate Interest Period and, therefore, the amount of interest payable with respect to such Floating Rate Interest Period will be determined on the Interest Determination Date for such Floating Rate Interest Period. Because each such date is near the end of such Floating Rate Interest Period, you will not know the amount of interest payable with respect to a particular Floating Rate Interest Period until shortly prior to the related Floating Rate Period Interest Payment Date and it may be difficult for you to reliably estimate the amount of interest that will be payable on each such Floating Rate Period Interest Payment Date. In addition, some investors may be unwilling or unable to trade the notes without changes to their information technology systems, which could adversely impact the liquidity and trading price of the notes.

SOFR differs fundamentally from, and may not be a comparable substitute for, U.S. dollar LIBOR.

The composition and characteristics of SOFR are not the same as those of U.S. dollar London interbank offered rate (“LIBOR”), and the performance of the notes is not expected to be comparable to LIBOR-linked securities. SOFR is a broad U.S. Treasury repo financing rate that represents overnight secured funding transactions and is not the economic equivalent of U.S. dollar LIBOR. While SOFR is a secured rate, U.S. dollar LIBOR is an unsecured rate. While Compounded SOFR Index Rate is a backward-looking rate based on an overnight rate, U.S. dollar LIBOR is a forward-looking rate that represents interbank funding for a specified term. As a result, there can be no assurance that SOFR, or SOFR-based securities such as the notes, will perform in the same way as U.S. dollar LIBOR, or LIBOR-based securities, would have at any time, including, without limitation, as a result of changes in interest and yield rates in the market, bank credit risk, market volatility or global or regional economic, financial, political, regulatory, judicial or other events.

Compounded SOFR Index Rate will not be the SOFR rate published on or for a particular day during such Floating Rate Interest Period or an average of SOFR rates during such Floating Rate Interest Period. If the SOFR rate for a particular U.S. Government Securities Business Day during an Observation Period is negative, the inclusion of such SOFR value in the calculation of Compounded SOFR Index Rate will reduce the interest rate and the interest payable for such Floating Rate Interest Period; provided that in no event will the interest payable on the notes be less than zero.

SOFR may be modified or discontinued by its administrator.

The NY Federal Reserve (or a successor), as administrator of SOFR, may make methodological or other changes that could change the value of SOFR, including changes related to the method by which SOFR is calculated, eligibility criteria applicable to the transactions used to calculate SOFR, or timing related to the publication of SOFR (which may including withdrawing, suspending or discontinuing the calculation or dissemination of SOFR). The NY Federal Reserve may make any or all of these changes in its sole discretion and without notice, and it has no obligation to consider the interests of holders of the notes in calculating, withdrawing, modifying, amending, suspending or discontinuing SOFR. Because SOFR is published by the NY Federal Reserve based on data received from other sources, the Company has no control over its determination, calculation or publication.

There can be no guarantee that SOFR will not be modified or discontinued in a manner that is materially adverse to you. If the manner in which SOFR is calculated is changed or if SOFR is discontinued, that change or discontinuance may result in a reduction or elimination of the amount of interest payable on the notes and a reduction in their trading prices.

Uncertainty relating to the regulation of benchmarks may adversely affect the value of the notes.

SOFR and other interest rates or other types of rates and indices which are deemed to be “benchmarks” are the subject of ongoing national and international regulatory discussions and proposals for reform. Some of these reforms are already effective, while others are still to be implemented. Following the implementation of any such reforms, the manner of administration of benchmarks, including SOFR, may change, with the result that they may perform differently than in the past, or the benchmark could be eliminated entirely, or there could be other consequences that cannot be predicted. Any of the foregoing may have an adverse effect on the value of the notes.

Interest on the notes during the Floating Rate Periods will be calculated using the Benchmark Replacement if a Benchmark Transition Event occurs.

To the extent SOFR is discontinued or is no longer quoted, floating interest rates will be determined using the alternative methods described under “Description of the Notes—Interest” and “—Benchmark Transition Provisions.” In particular, if we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred, we or our designee (in consultation with us) will use the Benchmark Replacement for the purposes of determining the floating interest rates, as well as to make certain changes to the manner in which floating interest rates are calculated or determined (in consultation with the calculation agent).

This Benchmark Replacement may result in interest payments that are lower than, or that do not otherwise correlate over time with, the payments that would have been made on the notes if SOFR was available in its current form. Additionally, if SOFR is no longer calculated or administered and no Benchmark Replacement is calculated (including because the same costs and risks that may lead to the discontinuation or unavailability of SOFR make the Benchmark Replacement impossible or impracticable to determine), the floating interest rate on the notes may accrue at the same rate as the immediately preceding Floating Rate Interest Period (or, in the case of the initial Floating Rate Interest Period, the applicable Initial Interest Rate), effectively converting the notes (during the Floating Rate Periods) into fixed rate instruments. Due to the uncertainty concerning the availability of benchmark replacements, the relevant fallback provisions may not operate as intended at the relevant time. Any of the foregoing may have an adverse effect on the value of the notes.

The rate of interest on the notes during the Floating Rate Periods may be determined by reference to a Benchmark Replacement even if SOFR continues to be published.

If a Benchmark Transition Event and related Benchmark Replacement Date occur with respect to SOFR, the rate of interest on the notes during the Floating Rate Periods will thereafter be determined by reference to the Benchmark Replacement. A Benchmark Transition Event includes, among other things, a public statement or publication of information by the regulatory supervisor for the administrator of SOFR announcing that SOFR is no longer representative. The rate of interest on the notes may therefore cease to be determined by reference to SOFR, and instead be determined by reference to the Benchmark Replacement, even if SOFR continues to be published. Such rate may be lower than SOFR for so long as SOFR continues to be published, and the value of and return on the notes may be adversely affected.

Any Benchmark Replacement will likely be a relatively new market index that may be altered or discontinued.

The Benchmark Transition Provisions, under the heading “Description of the Notes—Benchmark Transition Provisions,” specify a “waterfall” of alternative rates that may become the Benchmark Replacement. These alternative rates are uncertain and no market convention currently exists, or may ever exist, for their determination. For example, the ISDA Fallback Rate, which is the rate referenced in the ISDA Definitions that is to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor, has not been established as of the date hereof. Even after the ISDA Fallback Rate is initially determined, ISDA Definitions and the ISDA Fallback Rate may change over time. Uncertainty surrounding the establishment of market conventions related to the calculation of the ISDA Fallback Rate and other alternative rates, and whether any of the alternative rates is a suitable replacement or successor for SOFR, may adversely affect the value of and return on the notes.

The Benchmark Transition Provisions provide for a Benchmark Replacement Adjustment to be added to the Unadjusted Benchmark Replacement in order to make the Unadjusted Benchmark Replacement more comparable to SOFR. However, such adjustment will not necessarily make the Unadjusted Benchmark Replacement equivalent to SOFR. In particular, the Benchmark Replacement Adjustment may be a onetime adjustment, so such adjustment above the applicable Unadjusted Benchmark Replacement may not respond to changes in unsecured bank credit risk or other market conditions on a periodic basis.

Further, (i) any failure of the Benchmark Replacement to gain market acceptance could adversely affect the notes, (ii) the Benchmark Replacement may have a very limited history and the future performance of the Benchmark Replacement may not be able to be predicted based on historical performance, (iii) the secondary trading market for debt securities linked to the Benchmark Replacement may be limited and (iv) the administrator of the Benchmark Replacement may make changes that could change the value of the Benchmark Replacement or discontinue the Benchmark Replacement and would not have any obligation to consider the interests of holders of notes in doing so.

We or our designee (after consulting with us) may make determinations with respect to the notes that could affect the value of and return on the notes.

We or our designee (in consultation with us) may make certain determinations with respect to the notes as further described in this prospectus supplement that may adversely affect the value of and return on the notes. In particular, if a Benchmark Transition Event and related Benchmark Replacement Date occur, we or our designee (in consultation with us) will determine the Benchmark Replacement and the Benchmark Replacement Adjustment and can make Benchmark Replacement Conforming Changes in connection with the implementation of the applicable Benchmark Replacement as described below under “Description of the Notes—Interest” and “—Benchmark Transition Provisions.” These determinations may require the exercise of discretion and the making of subjective judgments (such as, for example, determining the occurrence or non-occurrence of a Benchmark Transition Event).

Benchmark Replacements and Benchmark Replacement Adjustments may be selected or formulated by (i) the Relevant Governmental Body (such as the Alternative Reference Rates Committee convened by the Board of Governors of the Federal Reserve System and the NY Federal Reserve), (ii) ISDA, or (iii) in certain circumstances, us (or one of our affiliates). In addition, the Benchmark Transition Provisions expressly authorize us or our designee (in consultation with us) to make Benchmark Replacement Conforming Changes with respect to, among other things, the determination of Floating Rate Interest Periods and the timing and frequency of determining rates and making payments of interest; in each case that we or our designee (in consultation with us) determines, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decides that implementation of any portion of such market practice is not administratively feasible or determines that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determines is appropriate (acting in good faith)).

Any determination, decision or election that may be made by us or our designee (after consulting with us) pursuant to the Benchmark Transition Provisions will, in each case, become effective without consent from the holders of the notes or any other party. Any designee that we may appoint in connection with these determinations may be our affiliate. When performing such functions, potential conflicts of interest may exist between us, our designee or the calculation agent and holders of the notes. All determinations by us or our designee (after consulting with us) will be conclusive for all purposes and binding on us and holders of the notes absent manifest error. In making these potentially subjective determinations, we, our designee or the calculation agent may have economic interests that are adverse to your interests, and such determinations may adversely affect the value of and return on the notes. Because the Benchmark Replacement is uncertain, we or our designee (in consultation with us) are likely to exercise more discretion in respect of calculating interest payable on the notes during the Floating Rate Periods than would be the case in the absence of a Benchmark Transition Event and related Benchmark Replacement Date. Neither they nor we will have any obligation to consider your interests as a holder of the notes in taking any action that might affect the value of the notes.

The application of a Benchmark Replacement and Benchmark Replacement Adjustment, and any implementation of Benchmark Replacement Conforming Changes, could result in adverse consequences to the amount of interest payable on the notes, which could adversely affect the return on, value of and market for such notes. Further, there is no assurance that the characteristics of any Benchmark Replacement will be similar to the then-current Benchmark that it is replacing, or that any Benchmark Replacement will produce the economic equivalent of the then-current Benchmark that it is replacing.

USE OF PROCEEDS

We expect to receive net proceeds from this offering, after giving effect to the underwriting discount and estimated offering expenses, of approximately $1,993,250,000. We intend to use the net proceeds for general corporate purposes.

CAPITALIZATION

The following table sets forth our consolidated capitalization as of December 31, 2024:

•	on an actual basis; and

•	on an as-adjusted basis to give effect to the $2,000,000,000 aggregate principal amount of notes to be sold in this offering.

For a complete description of the borrowings and other debt obligations attributable to the Company, refer to the Company’s unaudited condensed consolidated financial statements and our audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024, each of which is incorporated by reference herein.

	December 31, 2024(1)
	Actual	As Adjusted
	($ in thousands)
Deposits and other customer accounts	$78,114,605	$78,114,605
Company borrowings and other debt obligations(2)
Senior debt	12,000,039	14,000,039
Subordinated debt	1,000,000	1,000,000
Bank borrowings and other debt obligations(3)	5,888,351	5,888,351
SC revolving credit facilities	4,036,778	4,036,778
Secured structured financings(4)(5)	20,383,470	20,383,470
Other IHC entity borrowings and debt obligations	702,272	702,272

Total borrowings and other debt obligations	44,010,910	46,010,910
All other liabilities(2)	25,447,708	25,447,708

Total liabilities	$147,573,223	149,573,223

Mezzanine equity
Preferred stock (no par value; 7,500,000 shares authorized; 2,000,000 shares outstanding at December 31, 2024)	2,000,000	2,000,000

Total mezzanine equity	$2,000,000	$2,000,000

Stockholder’s equity
Common stock and paid-in capital (no par value; 800,000,000 shares authorized; 530,391,043 shares outstanding at December 31, 2024)	17,335,889	17,335,889
Accumulated other comprehensive loss, net of taxes	(717,700)	(717,700)
Retained earnings / (accumulated deficit)	(942,662)	(942,662)

Total stockholder’s equity	15,675,527	15,675,527

Total capitalization	$165,248,750	$167,248,750

(1)	Excludes intercompany borrowings with affiliates of the Company that are eliminated in consolidation.
(2)

The Company has interests in certain securitization trusts that are considered VIEs for accounting purposes. See Note 7 to the Condensed Consolidated Financial Statements to the Company’s Form 10-K for the year ended December 31, 2024 for additional information.

(3)	Excludes SBNA’s secured structured financings included within the line item “Secured structured financings.”
(4)	In January 2025, the Company’s auto business issued $2.1 billion of secured structured financings in its SDART platform, of which it retained approximately $285.0 million in interests in the VIE.
(5)	In February 2025, the Company issued $860.4 million of secured structured financings in its SBALT platform, of which it retained approximately $110.4 million in interests in the VIE.

DESCRIPTION OF THE NOTES

The following description of the particular terms of the notes offered hereby supplements, and to the extent inconsistent therewith replaces, the description of the general terms and provisions described under the caption “Description of Debt Securities We May Offer” in the accompanying prospectus. In this part of this prospectus supplement, all references to the “Company,” “SHUSA,” “we,” “us,” “our” or similar references refer to Santander Holdings USA, Inc. and not to any of its subsidiaries or affiliates.

General

The notes will be issued under a senior debt indenture, dated as of April 19, 2011 (the “senior debt indenture”), as amended by the eighth supplemental indenture, dated as of March 1, 2017 (the “eighth supplemental indenture”), and as supplemented by the thirty-sixth supplemental indenture, dated as of March 20, 2025, in each case between us and Deutsche Bank Trust Company Americas, as Trustee. We refer to the senior debt indenture, as amended by the eighth supplemental indenture and supplemented by the thirty-sixth supplemental indenture as the “indenture.”

We will initially issue $850,000,000 aggregate principal amount of 5.473% fixed-to-floating rate senior notes due 2029 (the “2029 Fixed-to-Floating Rate Notes”), $400,000,000 aggregate principal amount of floating rate senior notes due 2029 (the “Floating Rate Notes”), and $750,000,000 aggregate principal amount of 5.741% fixed-to-floating rate senior notes due 2031 (the “2031 Fixed-to-Floating Rate Notes,” and, together with the 2029 Fixed-to-Floating Rate Notes and the Floating Rate Notes, the “notes”). Provided that no Covenant Breach or Event of Default (each as defined in the indenture) has occurred and is continuing with respect to the notes, we may, without notice to or the consent of the holders of such notes, create and issue additional securities having the same terms as, and ranking equally and ratably with, the notes in all respects and so that such additional notes will be consolidated and form a single series with, and have the same terms as to status, redemption or otherwise as, the notes initially issued.

The 2029 Fixed-to-Floating Rate Notes will mature on March 20, 2029 (the “2029 Fixed-to-Floating Rate Notes Maturity Date”), the Floating Rate Notes will mature on March 20, 2029 (the “Floating Rate Notes Maturity Date”), and the 2031 Fixed-to-Floating Rate Notes will mature on March 20, 2031 (the “2031 Fixed-to-Floating Rate Notes Maturity Date,” and with the 2029 Fixed-to-Floating Rate Notes Maturity Date and the Floating Rate Notes Maturity Date, each, a “Maturity Date”). If the Maturity Dates or any redemption date of the notes falls on a day that is not a Business Day (as defined below), we will postpone the payment of principal and interest on such notes to the next succeeding Business Day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of such notes will not be entitled to any further interest or other payments with respect to such postponement.

The notes will initially be limited to $2,000,000,000 in aggregate principal amount.

Unless previously purchased and cancelled, we will repay the notes in cash at 100% of their principal amount together with accrued and unpaid interest thereon on the respective Maturity Date. We will pay principal and interest on the notes in U.S. dollars.

The notes will be our unsecured, unsubordinated debt obligations and will rank equally with all of our other unsecured and unsubordinated debt, rank senior in right of payment to all of our existing and future obligations that are by their terms expressly subordinated in right of payment to the notes, be effectively subordinated to our existing and future secured indebtedness to the extent of the value of the collateral securing such indebtedness, and be structurally subordinated to the existing and future indebtedness and other liabilities of our subsidiaries.

As of December 31, 2024, the Company had approximately $44.0 billion of outstanding debt and other liabilities, and our subsidiaries had approximately $31.0 billion of outstanding debt and other liabilities, including deposits, which would rank structurally senior to the notes in the case of liquidation or otherwise. As of December 31, 2024, the Company itself had an aggregate of approximately $12.0 billion of outstanding senior debt and $1.0 billion of outstanding subordinated debt. See “Capitalization” for the pro forma effect of this offering.

The notes will not be subject to a sinking fund.

The notes will be issued in fully registered book-entry form only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The notes will be issued in the form of global securities. The global securities will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee, as further described below.

The covenants in the indenture described under the caption “Description of Debt Securities We May Offer” in the accompanying prospectus will apply to the notes.

The provisions of the indenture relating to defeasance, which are described under the captions “Description of Debt Securities We May Offer—Defeasance and Covenant Defeasance” in the accompanying prospectus, will apply to the notes.

Interest

The 2029 Fixed-to-Floating Rate Notes:

From (and including) the Issue Date to (but excluding) March 20, 2028 (the “2029 Reset Date”) (the “2029 Fixed-to-Floating Rate Notes Fixed Rate Period”), interest on the 2029 Fixed-to-Floating Rate Notes will be payable at a rate of 5.473% per annum (the “2029 Fixed-to-Floating Rate Notes Initial Interest Rate”). With respect to the 2029 Fixed-to-Floating Rate Notes Fixed Rate Period, interest on the 2029 Fixed-to-Floating Rate Notes will be payable semi-annually in arrears each March 20 and September 20, commencing on September 20, 2025, and ending on the 2029 Reset Date (each, a “2029 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date”).

From (and including) the 2029 Reset Date to (but excluding) the 2029 Fixed-to-Floating Rate Notes Maturity Date (the “2029 Fixed-to-Floating Rate Notes Floating Rate Period”), or any redemption date, the interest rate on the 2029 Fixed-to-Floating Rate Notes with respect to each 2029 Fixed-to-Floating Rate Notes Floating Rate Period will be equal to the Benchmark (as defined below) plus 161 basis points per annum (the “2029 Fixed-to-Floating Rate Notes Margin”). During the 2029 Fixed-to-Floating Rate Notes Floating Rate Period, interest on the 2029 Fixed-to-Floating Rate Notes will be payable quarterly in arrears on June 20, 2028, September 20, 2028, December 20, 2028 and on the 2029 Fixed-to-Floating Rate Notes Maturity Date (each a “2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date”).

Floating Rate Notes:

From (and including) the Issue Date to (but excluding) the Floating Rate Notes Maturity Date (the “Floating Rate Notes Floating Rate Period”), the interest rate on the Floating Rate Notes will be equal to the Benchmark (as defined below) plus 161 basis points per annum (the “Floating Rate Notes Margin”). Interest will be payable on the Floating Rate Notes quarterly in arrears each March 20, June 20, September 20, and December 20, commencing on June 20, 2025, and ending on the Floating Rate Notes Maturity Date (each a “Floating Rate Notes Interest Payment Date”).

The 2031 Fixed-to-Floating Rate Notes:

From (and including) the Issue Date to (but excluding) March 20, 2030 (the “2031 Reset Date”) (the “2031 Fixed-to-Floating Rate Notes Fixed Rate Period”), interest on the 2031 Fixed-to-Floating Rate Notes will be payable at a rate of 5.741% per annum (the “2031 Fixed-to-Floating Rate Notes Initial Interest Rate”). With

respect to the 2031 Fixed-to-Floating Rate Notes Fixed Rate Period, interest on the 2031 Fixed-to-Floating Rate Notes will be payable semi-annually in arrears each March 20, and September 20, commencing on September 20, 2025, and ending on the 2031 Reset Date (each, a “2031 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date,” and with the 2029 Fixed-to-Floating Rate Notes Fixed Rate Period Interest Payment Date, each, a “Fixed Rate Period Interest Payment Date”).

From (and including) the 2031 Reset Date to (but excluding) the 2031 Fixed-to-Floating Rate Notes Maturity Date (the “2031 Fixed-to-Floating Rate Notes Floating Rate Period,” and, together with the 2029 Fixed-to-Floating Rate Notes Floating Rate Period and the Floating Rate Notes Floating Rate Period, the “Floating Rate Periods”) or any redemption date, the interest rate on the 2031 Fixed-to-Floating Rate Notes with respect to each 2031 Fixed-to-Floating Rate Notes Floating Rate Period will be equal to the Benchmark (as defined below) plus 187.8 basis points per annum (the “2031 Fixed-to-Floating Rate Notes Margin,” and with the 2029 Fixed-to-Floating Rate Notes Margin and the Floating Rate Notes Margin, each, a “Margin”). During the 2031 Fixed-to-Floating Rate Notes Floating Rate Period, interest on the 2031 Fixed-to-Floating Rate Notes will be payable quarterly in arrears on June 20, 2030, September 20, 2030, December 20, 2030, and on the 2031 Fixed-to-Floating Rate Notes Maturity Date (each, a “2031 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date,” and, with the 2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date and the Floating Rate Notes Interest Payment Date, each, a “Floating Rate Period Interest Payment Date”).

Fixed Rate Period:

•	Interest will be calculated on the basis of twelve 30-day months or, in the case of an incomplete month, the actual number of days elapsed, in each case assuming a 360-day year.

•

If any scheduled Fixed Rate Period Interest Payment Date is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the scheduled Fixed Rate Period Interest Payment Date.

Floating Rate Period:

•	Interest will be calculated on the basis of the actual number of days in each Floating Rate Interest Period, assuming a 360-day year.

•

Interest will be computed for the period beginning on (and including) a Floating Rate Period Interest Payment Date and ending on (but excluding) the next succeeding Floating Rate Period Interest Payment Date or the applicable Maturity Date or redemption date (each, a “Floating Rate Interest Period”); provided that the first Floating Rate Interest Period for the 2029 Fixed-to-Floating Rate Notes will begin on (and include) the 2029 Reset Date and will end on (but exclude) the first 2029 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date; provided, further, that the first Floating Rate Interest Period for the Floating Rate Notes will begin on (and include) the Issue Date and will end on (but exclude) the first Floating Rate Notes Floating Rate Period Interest Payment Date; provided, further, that the first Floating Rate Interest Period for the 2031 Fixed-to-Floating Rate Notes will begin on (and include) the 2031 Reset Date and will end on (but exclude) the first 2031 Fixed-to-Floating Rate Notes Floating Rate Period Interest Payment Date.

•

The interest rate on the notes with respect to each Floating Rate Period will be calculated quarterly on the second U.S. Government Securities Business Day preceding the applicable Floating Rate Period Interest Payment Date (the “Interest Determination Date”). In no event will the interest payable on the notes be less than zero. Interest will be computed on the basis of the actual number of days in each Floating Rate Interest Period (or any other relevant period) and a 360-day year. The amount of accrued interest payable on the notes for each Floating Rate Interest Period will be computed by multiplying (i) the outstanding principal amount of the notes by (ii) the product of (a) the interest rate for the relevant Floating Rate Interest Period multiplied by (b) the quotient of the actual number of calendar days in the applicable Floating Rate Interest Period relating to such Floating Rate Interest Period (or any other relevant period) divided by 360.

•

If any scheduled Floating Rate Period Interest Payment Date (other than the Maturity Dates) is not a Business Day, such Floating Rate Period Interest Payment Date will be postponed to the next day that is a Business Day; provided that if that Business Day falls in the next succeeding calendar month, such Floating Rate Period Interest Payment Date will be the immediately preceding Business Day. If any such Floating Rate Period Interest Payment Date (other than the Maturity Dates) is postponed or brought forward as described above, the payment of interest due on such postponed or brought forward Floating Rate Period Interest Payment Date will include interest accrued to but excluding such postponed or brought forward Floating Rate Period Interest Payment Date.

If the Maturity Dates or date of redemption or repayment of the notes is not a Business Day, we may pay interest and principal on the next succeeding Business Day, but interest on that payment will not accrue during the period from and after the Maturity Dates or date of redemption or repayment of the notes. If a date of redemption or repayment of the notes falls within the Floating Rate Periods but does not occur on a Floating Rate Period Interest Payment Date, (i) the related Interest Determination Date shall be deemed to be the date that is two U.S. Government Securities Business Days prior to such date of redemption or repayment, (ii) the related Observation Period shall be deemed to end on (but exclude) the related Interest Determination Date for such date of redemption or repayment, (iii) the Floating Rate Interest Period will be deemed to be shortened accordingly and (iv) corresponding adjustments will be deemed to be made to the Compounded SOFR Index Rate formula. “Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

The regular record dates for the notes will be the fifteenth calendar day preceding each Fixed-to-Floating Rate Period Interest Payment Date or Floating Rate Period Interest Payment Date, whether or not a Business Day.

Calculation of the Benchmark

The “Benchmark” means, initially, the Compounded SOFR Index Rate; provided that if a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement.

“Compounded SOFR Index Rate” means, in relation to a Floating Rate Interest Period, the rate computed by the calculation agent in accordance with the following formula (and the resulting percentage will be rounded if necessary to the nearest seventh decimal place, with 0.00000005 being rounded upwards):

Where:

“d” is the number of calendar days from (and including) SOFR IndexStart to (but excluding) SOFR IndexEnd (being the number of calendar days in the Observation Period);

“SOFR IndexStart” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the first date of the relevant Floating Rate Interest Period;

“SOFR IndexEnd” is the SOFR Index value for the day which is two U.S. Government Securities Business Days preceding the Floating Rate Period Interest Payment Date relating to such Floating Rate Interest Period;

“SOFR Index” means, with respect to any U.S. Government Securities Business Day:

(1)	the SOFR Index value as published by the SOFR Administrator as such index appears on the SOFR Administrator’s Website at the SOFR Determination Time; provided that:

(2)

if a SOFR Index value does not so appear as specified in (1) above at the SOFR Determination Time, then (i) if a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “SOFR Index Unavailability” provisions below or (ii) if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of SOFR, then Compounded SOFR Index Rate shall be the rate determined pursuant to the “Benchmark Transition Provisions” below.

“SOFR” means, with respect to any U.S. Government Securities Business Day, the rate determined by the calculation agent in accordance with the following provisions:

(1)

the Secured Overnight Financing Rate published for such U.S. Government Securities Business Day as such rate appears on the NY Federal Reserve’s website on the immediately following U.S. Government Securities Business Day at the SOFR Determination Time.

(2)

if the rate does not so appear, the Secured Overnight Financing Rate published on the NY Federal Reserve’s website for the first preceding U.S. Government Securities Business Day for which the Secured Overnight Financing Rate was published on the NY Federal Reserve’s website.

“NY Federal Reserve’s website” means the website of the Federal Reserve Bank of New York (the “NY Federal Reserve”), currently at http://www.newyorkfed.org, or any successor website of the NY Federal Reserve or the website of any successor administrator of the Secured Overnight Financing Rate. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“Observation Period” means, in respect of each Floating Rate Interest Period, the period from (and including) the day falling two U.S. Government Securities Business Days prior to the first day of the relevant Floating Rate Interest Period to (but excluding) the day falling two U.S. Government Securities Business Days prior to the relevant Floating Rate Period Interest Payment Date for such Floating Rate Interest Period.

“SOFR Administrator” means the NY Federal Reserve (or a successor administrator of SOFR). “SOFR Administrator’s Website” means the website of the NY Federal Reserve, currently at http://www.newyorkfed.org, or any successor source. The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein.

“SOFR Determination Time” means, with respect to any U.S. Government Securities Business Day, 3:00 p.m. (New York City time) on such U.S. Government Securities Business Day.

“U.S. Government Securities Business Day” means any day except for a Saturday, Sunday or a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in U.S. government securities.

Notwithstanding clauses (1) and (2) of the definition of “SOFR” above, if we or our designee (in consultation with us) determine on or prior to the relevant Interest Determination Date that a Benchmark Transition Event and related Benchmark Replacement Date have occurred with respect to SOFR, then the “Benchmark Transition Provisions” set forth below will thereafter apply to all determinations of the rate of interest payable on the notes during the applicable Floating Rate Period.

In accordance with and subject to the Benchmark Transition Provisions, after a Benchmark Transition Event and related Benchmark Replacement Date have occurred, the amount of interest that will be payable for each interest period on the notes during the applicable Floating Rate Period will be determined by reference to a rate per annum equal to the Benchmark Replacement plus the applicable Margin.

“designee” means an affiliate or any other agent of the Company.

“Reference Time” means (1) if the Benchmark is Compounded SOFR Index Rate, the SOFR Determination Time, and (2) if the Benchmark is not Compounded SOFR Index Rate, the time determined by us or our designee (in consultation with us) in accordance with the Benchmark Replacement Conforming Changes.

SOFR Index Unavailability

If SOFR IndexStart or SOFR IndexEnd is not published on the relevant Interest Determination Date and a Benchmark Transition Event and its related Benchmark Replacement Date have not occurred with respect to SOFR, “Compounded SOFR Index Rate” will mean, for the relevant interest period for which such index is not available, the rate of return on a daily compounded interest investment calculated in accordance with the formula for SOFR Averages, and definitions required for such formula, published on the SOFR Administrator’s Website at https://www.newyorkfed.org/markets/treasury-repo-reference-rates-information (or such successor website). The foregoing website is an inactive textual reference only, meaning that the information contained on the website is not part of this prospectus supplement or the accompanying prospectus or incorporated herein or therein. For the purposes of this provision, references in the SOFR Averages compounding formula and related definitions to “calculation period” shall be replaced with “Observation Period” and the words “that is, 30-, 90-, or 180- calendar days” shall be removed. If the daily SOFR (“SOFRi”) does not so appear for any day, “i” in the Observation Period, SOFRi for such day “i” shall be SOFR published in respect of the first preceding U.S. Government Securities Business Day for which SOFR was published on the SOFR Administrator’s Website.

Benchmark Transition Provisions

If we or our designee (in consultation with us) determine that a Benchmark Transition Event and related Benchmark Replacement Date have occurred prior to the applicable Reference Time in respect of any determination of the Benchmark on any date, the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes relating to the notes during the applicable Floating Rate Period in respect of such determination on such date and all determinations on all subsequent dates; provided that, if we or our designee (in consultation with us) are unable to or do not determine a Benchmark Replacement in accordance with the provisions below prior to 5:00 p.m. (New York City time) on the relevant Interest Determination Date, the interest rate for the related Floating Rate Interest Period will be equal to the interest rate in effect for the immediately preceding Floating Rate Interest Period or, in the case of the Interest Determination Date prior to the first Floating Rate Period Interest Payment Date, the Initial Interest Rate.

“Benchmark Replacement” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1)

the sum of: (a) the alternate rate of interest that has been selected or recommended by the Relevant Governmental Body (as defined below) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor (if any) (as defined below) and (b) the Benchmark Replacement Adjustment;

(2)	the sum of: (a) the ISDA Fallback Rate (as defined below) and (b) the Benchmark Replacement Adjustment (as defined below); and

(3)

the sum of: (a) the alternate rate of interest that has been selected by us or our designee (in consultation with us) as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to any industry-accepted rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated floating rate notes at such time and (b) the Benchmark Replacement Adjustment.

In connection with the implementation of a Benchmark Replacement, we or our designee (in consultation with us) will have the right to make changes to (1) any Interest Determination Date, Floating Rate Period Interest Payment Date, Reference Time, business day convention or Floating Rate Interest Period, (2) the manner, timing and frequency of determining the rate and amounts of interest that are payable on the notes during the applicable Floating Rate Period and the conventions relating to such determination and calculations with respect to interest, (3) rounding conventions, (4) tenors and (5) any other terms or provisions of the notes during the applicable Floating Rate Period, in each case that we or our designee (in consultation with us) determine, from time to time, to be appropriate to reflect the determination and implementation of such Benchmark Replacement in a manner substantially consistent with market practice (or, if we or our designee (in consultation with us) decide that implementation of any portion of such market practice is not administratively feasible or determine that no market practice for use of the Benchmark Replacement exists, in such other manner as we or our designee (in consultation with us) determine is appropriate (acting in good faith)) (the “Benchmark Replacement Conforming Changes”). Any Benchmark Replacement Conforming Changes will apply to the notes for all future Floating Rate Interest Periods.

We will promptly give notice of the determination of the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes to the Trustee, the paying agent, the calculation agent and the holders of notes; provided that failure to provide such notice will have no impact on the effectiveness of, or otherwise invalidate, any such determination.

All determinations, decisions, elections and any calculations made by us or our designee for the purposes of determining the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes will be conclusive and binding on the holders of notes, us, the calculation agent, the Trustee and the paying agent, absent manifest error. If made by our designee, such determinations, decisions, elections and calculations will be made after consulting with us, and our designees will not make any such determination, decision, election or calculation to which we object. Notwithstanding anything to the contrary in the indenture or the notes, any determinations, decisions, calculations or elections made in accordance with this provision will become effective without consent from the holders of notes or any other party.

Any determination, decision or election relating to the Benchmark will be made by us on the basis described above. The calculation agent shall have no liability for not making any such determination, decision or election.

In addition, we may designate an entity (which may be our affiliate) to make any determination, decision or election that we have the right to make in connection with the determination of the Benchmark.

Notwithstanding any other provision of “Benchmark Transition Provisions” set forth above, no Benchmark Replacement will be adopted, nor will the applicable Benchmark Replacement Adjustment be applied, nor will any Benchmark Replacement Conforming Changes be made, if in our determination, the same could reasonably be expected to prejudice the qualification of the notes as eligible liabilities or loss absorbing capacity instruments for the purposes of the Relevant Rules.

Agreement with Respect to the Benchmark Replacement

By its acquisition of the notes, each holder of the notes (including each holder of a beneficial interest in the notes) (i) acknowledges, accepts, consents and agrees to be bound by our or our designee’s determination of a Benchmark Transition Event, a Benchmark Replacement Date, the Benchmark Replacement, the Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, including as may occur without any prior notice from us and without the need for us to obtain any further consent from such holder of the notes, (ii) will waive any and all claims, in law and/or in equity, against the Trustee, the paying agent and the calculation agent or our designee for, agree not to initiate a suit against the Trustee, the paying agent and the calculation agent or our designee in respect of, and agree that none of the Trustee, the paying agent or the calculation agent or our designee will be liable for, the determination of or our failure or delay to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes, and any losses suffered in connection therewith and (iii) will agree that none of the Trustee, the paying agent or the calculation agent or our designee will have any obligation to determine, confirm or verify any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes (including any adjustments thereto), including in the event of any failure or delay by us to determine any Benchmark Transition Event, any Benchmark Replacement Date, any Benchmark Replacement, any Benchmark Replacement Adjustment and any Benchmark Replacement Conforming Changes.

Except as set forth therein, all percentages resulting from any calculation of any interest rate for the notes will be rounded, if necessary, to the nearest one hundred thousandth of a percentage point, with five one-millionths of a percentage point rounded upward (e.g., 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655)), and all dollar amounts would be rounded to the nearest cent, with one-half cent being rounded upward.

The indenture will provide that we, together with the Trustee, may, in addition to the modifications we may make without the consent of holders set forth under “Description of Debt Securities We May Offer— Modification of the Indentures and Waivers of Covenants—Changes Not Requiring Approval” in the accompanying prospectus, amend or supplement the indenture or notes or waive any provision of the indenture or the notes without the consent of any holders of the notes to implement any provisions under “Benchmark Transition Provisions” after a Benchmark Transition Event or its related Benchmark Replacement date have occurred (or in anticipation thereof).

Definitions

Capitalized terms used but not otherwise defined herein shall have the following meanings:

“Benchmark Replacement Adjustment” means the first alternative set forth in the order below that can be determined by us or our designee (in consultation with us) as of the Benchmark Replacement Date:

(1)

the spread adjustment (which may be a positive or negative value or zero) that has been (i) selected or recommended by the Relevant Governmental Body or (ii) determined by us or our designee (in consultation with us) in accordance with the method for calculating or determining such spread adjustment that has been selected or recommended by the Relevant Governmental Body, in each case for the applicable Unadjusted Benchmark Replacement;

(2)	if the applicable Unadjusted Benchmark Replacement is equivalent to the ISDA Fallback Rate, then the ISDA Fallback Adjustment; or

(3)

the spread adjustment (which may be a positive or negative value or zero) that has been selected by us or our designee (in consultation with us) giving due consideration to industry-accepted spread adjustments (if any), or method for calculating or determining such spread adjustment, for the replacement of the then-current Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated floating rate notes at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark (or such component); or

(2)	in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark (including any daily published component used in the calculation thereof):

(1)

a public statement or publication of information by or on behalf of the administrator of the Benchmark (or such component) announcing that such administrator has ceased or will cease to provide the Benchmark (or such component), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component);

(2)

a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark (or such component), the central bank for the currency of the Benchmark (or such component), an insolvency official with jurisdiction over the administrator for the Benchmark (or such component), a resolution authority with jurisdiction over the administrator for the Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark (or such component), which states that the administrator of the Benchmark (or such component) has ceased or will cease to provide the Benchmark (or such component) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark (or such component); or

(3)	a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.

“Corresponding Tenor” with respect to a Benchmark Replacement means a tenor (including overnight) having approximately the same length (disregarding Business Day adjustments) as the applicable tenor for the then-current Benchmark.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. (the “ISDA”) or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.

“ISDA Fallback Adjustment” means the spread adjustment (which may be a positive or negative value or zero) that would apply for derivatives transactions referencing the ISDA.

“ISDA Fallback Rate” means the rate that would apply for derivatives transactions referencing the ISDA Definitions to be effective upon the occurrence of an index cessation date with respect to the Benchmark for the applicable tenor excluding the applicable ISDA Fallback Adjustment.

“Relevant Governmental Body” means the Federal Reserve and/or the NY Federal Reserve, or a committee officially endorsed or convened by the Federal Reserve and/or the NY Federal Reserve or any successor thereto.

“Relevant Rules” means, at any time, the laws, regulations, requirements, guidelines and policies relating to capital adequacy (including, without limitation, as to leverage, TLAC, or regulatory long term debt requirements) then in effect in the United States and applicable to us from time to time and any regulations, requirements, guidelines and policies relating to capital adequacy adopted from time to time (whether or not such requirements, guidelines or policies are applied generally or specifically to us or to us and any of our holding or subsidiary companies or any subsidiary of any such holding company).

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

Optional Redemption

The 2029 Fixed-to-Floating Rate Notes

On or after September 16, 2025 (180 days after the Issue Date) (or, if additional 2029 Fixed-to-Floating Rate Notes are issued, beginning 180 days after the Issue Date of such additional 2029 Fixed-to-Floating Rate Notes), and, prior to March 20, 2028 (one year prior to the 2029 Fixed-to-Floating Rate Notes Maturity Date) (the “2029 Fixed-to-Floating Rate Notes Par Call Date”), we may redeem the 2029 Fixed-to-Floating Rate Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2029 Fixed-to-Floating Rate Notes matured on the 2029 Fixed-to-Floating Rate Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the “Treasury Rate” (as defined below) plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

On the 2029 Fixed-to-Floating Rate Notes Par Call Date, we may redeem the 2029 Fixed-to-Floating Rate Notes, in whole but not in part, or on or after February 20, 2029 (one month prior to the 2029 Fixed-to-Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The Floating Rate Notes

On or after March 20, 2028 (one year prior to the Floating Rate Notes Maturity Date), we may redeem the Floating Rate Notes, in whole but not in part, or on or after February 20, 2029 (one month prior to the Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

The 2031 Fixed-to-Floating Rate Notes

On or after September 16, 2025 (180 days after the Issue Date) (or, if additional 2031 Fixed-to-Floating Rate Notes are issued, beginning 180 days after the Issue Date of such additional 2031 Fixed-to-Floating Rate Notes), and, prior to March 20, 2030 (one year prior to the 2031 Fixed-to-Floating Rate Notes Maturity Date) (the “2031 Fixed-to-Floating Rate Notes Par Call Date”), we may redeem the 2031 Fixed-to-Floating Rate Notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the 2031 Fixed-to-Floating Rate Notes matured on the 2031 Fixed-to-Floating Rate Notes Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.

With respect to the 2031 Fixed-to-Floating Rate Notes, on the 2031 Fixed-to-Floating Rate Notes Par Call Date, we may redeem the 2031 Fixed-to-Floating Rate Notes, in whole but not in part, or on or after February 20,

2031 (one month prior to the 2031 Fixed-to-Floating Rate Notes Maturity Date), in whole or in part, at any time and from time to time, in each case at a redemption price equal to 100% of the principal amount of the 2031 Fixed-to-Floating Rate Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.

The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)—H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities—Treasury constant maturities—Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the First Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the First Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third Business Day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the First Par Call Date, as applicable. If there is no United States Treasury security maturing on the First Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the First Par Call Date, one with a maturity date preceding the First Par Call Date and one with a maturity date following the First Par Call Date, we shall select the United States Treasury security with a maturity date preceding the First Par Call Date. If there are two or more United States Treasury securities maturing on the First Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed. In the case of a partial redemption, selection of the notes for redemption will be made pro rata, by lot or by such other method as required by the rules of DTC. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the notes are held by DTC (or another depositary), the redemption of the notes shall be done in accordance with the policies and procedures of the depositary.

Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Neither the Trustee nor the calculation agent shall be responsible for or have any responsibility to determine or make any calculations in connection with any redemption.

If the redemption date of the notes falls on a day that is not a Business Day, we will postpone such redemption payment on such notes to the next succeeding Business Day, but the payment made on such date will be treated as being made on the date that the payment was first due and the holders of such notes will not be entitled to any further interest or other payments with respect to such postponement.

Any redemption or prepayment of the notes shall be subject to receipt of any and all required regulatory approvals. The redemption or purchase of any note that is our eligible long-term debt may require the prior approval of the Federal Reserve if, after such redemption or purchase, we would fail to satisfy our requirements as to eligible long-term debt or TLAC under the TLAC rules described below in “—Holding Company Status.”

Notice of any redemption will be mailed or electronically delivered at least 10 days but not more than 60 days before the redemption date to each holder of the notes to be redeemed.

Holding Company Status

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including the Bank, are restricted by net capital requirements under applicable banking regulations.

On December 15, 2016, the Federal Reserve issued a final TLAC rule that requires us to (i) maintain minimum levels of external TLAC and long-term debt and (ii) adhere to various “clean holding company” requirements. In response to the final TLAC rule, we supplemented our senior debt indenture on March 1, 2017 to, among other things, limit the circumstances under which senior debt issued after the date of execution of the supplemental indenture can be accelerated by holders, as required by the final TLAC rule. See our Current Report on Form 8-K dated March 1, 2017 and “Description of Debt Securities We May Offer—Covenant Breach, Default, Remedies and Waiver of Default” in the accompanying prospectus. All aspects of the final TLAC rule became effective on January 1, 2019.

Book-Entry System

Upon issuance, the notes will be represented by one or more fully registered global certificates, each of which we refer to as a “global security.” Each such global security will be deposited with, or on behalf of, DTC, and registered in the name of DTC or a nominee thereof. Unless and until it is exchanged in whole or in part for notes in definitive form, no global security may be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

Beneficial interests in the notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants, as defined below, in DTC. Investors may elect to hold interest in the notes held by DTC through Clearstream Banking S.A., referred to as “Clearstream, Luxembourg,” or Euroclear Bank SA/NV, as operator of the Euroclear System, referred to as the “Euroclear operator,” if they are participants in such systems, or indirectly through organizations that are participants in such systems. Clearstream, Luxembourg and the Euroclear operator will hold interests on behalf of their participants through customers’ securities accounts in Clearstream, Luxembourg’s and the Euroclear operator’s names on the books of their respective depositaries, which in turn will hold such interests in customers’ securities accounts in the depositaries’ names on the books of DTC.

So long as DTC, or its nominee, is a registered owner of a note, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the notes represented by that note for all purposes under the indenture or other governing documents. Except as provided below, the actual owners of the notes represented by a note, referred to as the “beneficial owner,” will not be entitled to have the notes represented by such note registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the registered owners or holders thereof under the indenture.

Accordingly, each person owning a beneficial interest in a note must rely on the procedures of DTC and, if such person is not a participant of DTC, referred to as a “participant,” on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the indenture. We understand that, under existing industry practices, if we request any action of holders of the notes or an owner of a beneficial interest which action a holder of the notes is entitled to give or take under the indenture, DTC would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners. Conveyance of notices and other communications by DTC to participants, by participants to indirect participants and by participants and indirect participants to beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time.

Payments on the notes will be made in immediately available funds to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from SHUSA or the applicable agent, on the applicable payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the applicable agent or SHUSA, subject to any statutory or regulatory requirements as may be in effect from time to time. Any payment to Cede & Co. (or such other nominee that may be requested by an authorized representative of DTC) is the responsibility of SHUSA or the applicable agent, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct participants and indirect participants.

See “Legal Ownership and Book-Entry Issuance—What is a Global Security?” in the accompanying prospectus for more information on global securities and the operation of the book-entry system.

DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between DTC participants’ accounts. This eliminates the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Indirect access to the DTC system is also available to others such as both U.S. and non-U.S. brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a professional depository. Clearstream, Luxembourg holds securities for its participating organizations, referred to as “Clearstream, Luxembourg participants,” and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream, Luxembourg participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic markets in several countries. As a professional depository, Clearstream, Luxembourg is subject to regulation by the Luxembourg Monetary Institute.

Clearstream, Luxembourg participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the underwriters. Indirect access to Clearstream, Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant either directly or indirectly.

Distributions with respect to the notes held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg participants in accordance with its rules and procedures, to the extent received by the depositary for Clearstream, Luxembourg.

Euroclear advises that it was created in 1968 to hold securities for its participants, referred to as “Euroclear participants,” and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is owned by Euroclear Clearance System Public Limited Company and operated through a license agreement by the Euroclear operator.

Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters or agents for the notes. Indirect access to Euroclear is also available to others that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

The Euroclear operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear, and applicable Belgian law, collectively referred to as the “Terms and Conditions.” The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants.

Distributions with respect to the notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the depositary for Euroclear.

Global Clearance and Settlement Procedures

Initial settlement for the notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s Same-Day Funds Settlement System. If investors hold interests in the notes through Clearstream, Luxembourg or Euroclear, secondary market trading between Clearstream, Luxembourg participants and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the notes.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving the notes in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to DTC.

Because of time-zone differences, credits of the notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and will be credited on the business day following the DTC settlement date. Such credits or any transactions in the notes settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of the notes by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of the notes. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis.

The discussion generally applies only to beneficial owners that purchase notes in the initial offering at their original issue price (i.e., the first price at which a substantial amount of the notes is sold to purchasers other than bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) for cash and hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of notes being required to accelerate the recognition of any item of gross income with respect to the notes as a result of such income being recognized on an “applicable financial statement,” holders of notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to-market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, U.S. expatriates, persons holding notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction and investors subject to special tax accounting rules as a result of any item of gross income with respect to the notes being taken into account in an applicable financial statement. The discussion does not address the tax consequences of the ownership and disposition of the notes arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 nor any considerations with respect to any withholding required pursuant to the Foreign Account Tax Compliance Act of 2010 (including the Treasury Regulations promulgated thereunder and any intergovernmental agreements entered in connection therewith and any laws, regulations or practices adopted in connection with any such agreement), and does not address any non-income tax considerations or any foreign, state or local tax consequences. We have not sought, and will not seek, any ruling from the Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in this summary, and we cannot assure you that the IRS will agree with such statements and conclusions. It is anticipated, and this discussion assumes, that the issue price of the notes will be equal to their stated principal amount or, if the issue price is less than the stated principal amount, that the difference will be a de minimis amount (as set forth in applicable Treasury regulations).

As used herein, a “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations. A “Non-U.S. Holder” is a beneficial owner of notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) owns any of the notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of notes that are partnerships or partners in such partnerships should consult their own tax advisors.

THIS DISCUSSION IS FOR GENERAL INFORMATION ONLY. PROSPECTIVE PURCHASERS OF THE NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL INCOME TAX AND OTHER FEDERAL TAX CONSEQUENCES TO THEM OF PURCHASING, OWNING AND DISPOSING OF THE NOTES, AS WELL AS THE APPLICATION OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS.

Contingent Payment Debt Instrument Rules

Under certain circumstances we may become obligated to pay a holder amounts in excess of the stated interest and principal on the notes, or prior to their scheduled payment dates. The possibility of such payments may implicate special rules under the Treasury regulations governing “contingent payment debt instruments.” According to those Treasury regulations, one or more contingencies will not cause a debt instrument to be treated as a contingent payment debt instrument if, based on all the facts and circumstances as of the issue date, such contingencies, in the aggregate, are “remote” or “incidental” or in certain other circumstances. We intend to take the position, and this discussion assumes, that the notes are not contingent payment debt instruments within the meaning of the applicable Treasury regulations. Our position is binding on a U.S. Holder unless such U.S. Holder discloses a contrary position in the manner that is required by the applicable Treasury regulations. Our position is not, however, binding on the IRS. If the notes were treated as contingent payment debt instruments, a U.S. Holder generally would be required to treat any gain recognized on the sale or other disposition of a note as interest income rather than as capital gain, and the timing, character and amount of income inclusions on the notes might also be affected. U.S. Holders should consult their tax advisors regarding the possible application of the contingent payment debt instrument rules to the notes.

U.S. Holders

Payments of Interest

Payments of stated interest on a note will generally be taxable to U.S. Holders as ordinary interest income at the time such interest payments are accrued or received, depending on the Holder’s regular method of accounting for U.S. federal income tax purposes.

Sale, Exchange or Redemption of the Notes

Upon the sale, exchange, redemption or other taxable disposition of a note, a U.S. Holder generally will recognize gain or loss equal to the difference, if any, between the sum of all cash plus the fair market value of all other property received on such disposition (other than amounts properly attributable to accrued and unpaid interest, which, to the extent not previously included in income, will be treated as described above under “—U.S. Holders—Payments of Interest”), and such Holder’s adjusted tax basis in the note. A U.S. Holder’s initial tax basis in the note will generally equal the amount such Holder paid for the note. Any gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of the disposition, the U.S. Holder held the note for a period of more than one year. Long-term capital gains recognized by certain non-corporate U.S. Holders, including individuals, will generally be subject to a reduced tax rate. The deductibility of capital losses is subject to limitations.

Backup Withholding and Information Reporting

In general, a U.S. Holder will be subject to U.S. federal backup withholding on payments on the notes and the proceeds of a sale or other disposition of the notes if such Holder fails to provide its correct taxpayer identification number to the paying agent and comply with certain certification procedures or otherwise establish an exemption from backup withholding. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is furnished to the IRS in a timely manner. U.S. Holders should consult their own tax advisors regarding their qualification for an exemption from backup withholding, and the procedures for establishing such exemption, if applicable.

In addition, information reporting generally will apply to certain payments of interest on the notes and to the proceeds of the sale or other disposition (including a retirement or a redemption) of a note paid to a U.S. Holder unless such Holder is an exempt recipient.

Non-U.S. Holders

Payments of Interest

Subject to the discussion below regarding effectively connected income, backup withholding and FATCA, payments of interest on the notes to a Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax, provided that such interest is not effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States and:

•	the Non-U.S. Holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our voting stock;

•	the Non-U.S. Holder is not a “controlled foreign corporation” with respect to which we are a “related person” within the meaning of the Code; and

•	the Non-U.S. Holder is not a bank receiving the interest pursuant to a loan agreement entered into in the ordinary course of its trade or business.

In addition, for this exemption from U.S. federal withholding tax to apply, a Non-U.S. Holder must provide us (or our paying agent) with a properly completed and executed Form W-8BEN or W-8BEN-E, or other applicable form, as provided for in the Treasury regulations, certifying that it is not a U.S. person. If the Non-U.S. Holder holds the notes through a financial institution or other agent acting on its behalf, such Holder will be required to provide appropriate documentation to the agent. Such Holder’s agent will then be required to provide certification to us (or our paying agent).

If a Non-U.S. Holder does not satisfy the above requirements, payments of interest on the notes that are not effectively connected income (as discussed below) to such Non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30%. A Non-U.S. Holder may also be entitled to the benefits of an income tax treaty under which interest on the notes is exempt from or subject to a reduced rate of U.S. federal withholding tax, provided that a properly completed and executed Form W-8BEN or W-8BEN-E claiming the exemption from or reduction in withholding is furnished to us (or our paying agent, if any) and any other applicable procedures are complied with.

The certifications described above and below must be provided to us (or our paying agent) prior to the payment of interest and must be updated periodically. Non-U.S. Holders that do not timely provide to us (or our paying agent) the required certification, but that qualify for a reduced rate of U.S. federal withholding tax under an applicable income tax treaty, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Sale, Exchange or Redemption of the Notes

Generally, any gain realized on the sale, exchange, redemption or other taxable disposition of a note (other than amounts properly attributable to accrued and unpaid interest, to the extent not previously included in income, which may be treated as described under “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income”) will be exempt from U.S. federal income and withholding tax, unless:

•

the gain is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States; or

•

if the Non-U.S. Holder is an individual, such Non-U.S. Holder is present in the United States for a period of 183 days or more during the taxable year of the disposition and certain other conditions are met.

See the discussion below under “—Non-U.S. Holders—Effectively Connected Income” if the gain derived from the disposition is described in the first bullet point above. If the Non-U.S. Holder is an individual described in the second bullet point above, the Non-U.S. Holder will be subject to U.S. federal income tax on the gain derived from the disposition at a 30% rate (or such lower rate as may be prescribed under an applicable income tax treaty), which gain may be offset by U.S.-source capital losses, provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

Effectively Connected Income

If interest, gain or other income recognized on a note is effectively connected with the conduct of a trade or business within the United States, and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by the Non-U.S. Holder in the United States, then such interest, gain or other income will be exempt from the U.S. federal withholding tax discussed above if the Non-U.S. Holder provides us (or our paying agent) with a properly completed and executed Form W-8ECI, but such interest, gain or other income generally will be subject to U.S. federal income tax on a net basis at regular U.S. federal income tax rates. In addition to regular U.S. federal income tax, a Non-U.S. Holder that is a corporation may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits, as adjusted for certain items, unless such holder qualifies for a lower rate under an applicable income tax treaty.

Backup Withholding and Information Reporting

A Non-U.S. Holder may be subject to annual information reporting and U.S. federal backup withholding on payments of interest, and proceeds of a sale or other disposition of the notes unless such Non-U.S. Holder provides the certification described above under either “—Non-U.S. Holders—Payments of Interest” or “—Non-U.S. Holders—Effectively Connected Income” or otherwise establishes an exemption from backup withholding. Backup withholding is not an additional tax and may be refunded or allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability (if any), provided that the required information is furnished to the IRS in a timely manner. In addition, we generally will be required to file information returns with the IRS reporting our payments on the notes. Copies of the information returns may also be made available to the tax authorities in the country in which a Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

UNDERWRITING; CONFLICTS OF INTEREST

The Company and Santander US Capital Markets LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, RBC Capital Markets, LLC, TD Securities (USA) LLC and Wells Fargo Securities, LLC as the representatives for the underwriters for the offering named below have entered into an underwriting agreement with respect to the notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of notes indicated in the following table.

Underwriters	Principal Amount of 2029 Fixed-to- Floating Rate Notes	Principal Amount of Floating Rate Notes	Principal Amount of 2031 Fixed-to- Floating Rate Notes
Santander US Capital Markets LLC	$255,000,000	$120,000,000	$225,000,000
Deutsche Bank Securities Inc.	108,800,000	51,200,000	96,000,000
J.P. Morgan Securities LLC	108,800,000	51,200,000	96,000,000
RBC Capital Markets, LLC	108,800,000	51,200,000	96,000,000
TD Securities (USA) LLC	108,800,000	51,200,000	96,000,000
Wells Fargo Securities, LLC .	108,800,000	51,200,000	96,000,000
Academy Securities, Inc.	17,000,000	8,000,000	15,000,000
Mizuho Securities USA LLC .	17,000,000	8,000,000	15,000,000
R. Seelaus & Co., LLC	17,000,000	8,000,000	15,000,000

Total	$850,000,000	$400,000,000	$750,000,000

The underwriters, severally and not jointly, are committed to take and pay for all of the notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth on the cover of this prospectus supplement. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.150% of the principal amount of the 2029 Fixed-to-Floating Rate Notes, up to 0.150% of the principal amount of the Floating Rate Notes and up to 0.210% of the principal amount of the 2031 Fixed-to-Floating Rate Notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.100% of the principal amount of the 2029 Fixed-to-Floating Rate Notes, up to 0.100% of the principal amount of the Floating Rate Notes and up to 0.140% of the principal amount of the 2031 Fixed-to-Floating Rate Notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

Each series of notes is a new issue of securities with no established trading market. The Company has been advised by the underwriters that the underwriters intend to make a market in the notes, but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes. See “Risk Factors—Risks Relating to the Notes—An active trading market for the notes may not develop” for more information about this risk.

In connection with the offering, the underwriters may purchase and sell notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or mitigating a decline in the market price of the notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because one or more other underwriters have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

The Company estimates that its share of the total expenses of the offering, excluding the underwriting discount, will be approximately $1 million. We have also agreed to reimburse the underwriters for certain of their expenses incurred in connection with the offering in an amount up to $25,000.

The Company has agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

The underwriters and their affiliates have from time to time provided and may provide certain investment banking and other financial advisory services to us and our affiliates, for which they have received and may continue to receive customary fees and commissions. The underwriters and their affiliates may from time to time in the future engage in transactions with us and perform services for us in the ordinary course of their business.

In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the Company or its affiliates. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

We expect that delivery of the notes will be made to investors on or about March 20, 2025, which will be the business day following the time of sale (this settlement cycle being referred to as “T+3”). Under Rule 15c6-1 of the Exchange Act, trades in secondary markets generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the notes prior to the first business day before the delivery of the notes will be required, by virtue of the fact that the notes will initially settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade the notes before their delivery should consult their own advisors.

Conflicts of Interest

Banco Santander beneficially owns in excess of 10% of our issued and outstanding common stock. Because Santander US Capital Markets LLC, an underwriter in this offering, is an affiliate of Banco Santander, Santander US Capital Markets LLC is deemed to have a “conflict of interest” under FINRA Rule 5121. Accordingly, this offering is being made in compliance with the requirements of FINRA Rule 5121. Pursuant to that rule, the appointment of a “qualified independent underwriter” is not required in connection with this as the notes will be rated by one or more of the nationally recognized statistical rating organizations in one of the four highest generic rating categories. Santander US Capital Markets LLC will not confirm any sales to any account over which it exercises discretionary authority without the specific written approval of the account holder. Additionally, Deutsche Bank Securities Inc., an underwriter in this offering, is an affiliate of the Trustee.

SELLING RESTRICTIONS

European Economic Area

The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in a Member State of the European Economic Area (the “EEA”). For the purposes of this provision, “retail investor” means a person who is one (or more) of the following: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”).

Consequently, no key information document required by Regulation (EU) 1286/2014 (as amended, the “PRIIPs Regulation”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the EEA has been prepared and, therefore, offering, selling or distributing the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.

This prospectus supplement has been prepared on the basis that any offer of notes in any Member State of the EEA that is subject to the Prospectus Regulation will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of securities. This prospectus supplement is not a prospectus for the purposes of the Prospectus Regulation.

United Kingdom

The notes described in this prospectus supplement are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this paragraph, a “retail investor” means a person who is one (or more) of the following: (i) a “retail client,” as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of United Kingdom domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”); (ii) a “customer” within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a “professional client,” as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of United Kingdom domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). Consequently, no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (as amended, the “UK PRIIPs Regulation”) for offering, selling or distributing the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and, therefore, offering, selling or distributing the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.

This prospectus supplement is for distribution only to persons who: (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (high net worth companies, unincorporated associations etc.) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any notes may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “Relevant Persons”). This prospectus supplement is directed only at Relevant Persons and must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates is permitted only by Relevant Persons and will be engaged in only with Relevant Persons. No part of this prospectus supplement should be published, reproduced, distributed or otherwise made available in whole or in part to any other person. The notes are not being offered to the public in the United Kingdom.

This prospectus supplement has been prepared on the basis that any offer of the notes in the United Kingdom will be made pursuant to an exemption under the UK Prospectus Regulation and the FSMA from the requirement to publish a prospectus for offers of the notes. This prospectus supplement is not a prospectus for the purposes of the UK Prospectus Regulation.

Hong Kong

The notes have not been offered or sold, and the notes may not be offered or sold, in Hong Kong, by means of any document other than to persons whose ordinary business is to buy or sell shares or debentures, whether as principal or agent; or to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571) of Hong Kong (the “SFO”) and any rules made under that Ordinance; or in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap.32) of Hong Kong (the “CO”) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO. No document, invitation or advertisement relating to the notes has been issued or may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance.

This prospectus supplement has not been registered with the Registrar of Companies in Hong Kong. Accordingly, this prospectus supplement may not be issued, circulated or distributed in Hong Kong, and the notes may not be offered for subscription to members of the public in Hong Kong (except if permitted under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made under that Ordinance. Each person acquiring the notes will be required, and is deemed by the acquisition of the securities, to confirm that he is aware of the restriction on offers of the securities described in this prospectus supplement and the relevant offering documents and that he is not acquiring, and has not been offered any notes in circumstances that contravene any such restrictions.

Japan

The offering has not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948 of Japan, as amended, the “FIEA”), and the underwriters will not offer or sell the notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.

Singapore

This prospectus supplement has not been and will not be lodged or registered as a prospectus supplement with the Monetary Authority of Singapore (“MAS”). Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of such notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is: (a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the notes pursuant to an offer under Section 275 of the SFA, except: (1) to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A), or Section 276(4)(c)(ii) of the SFA; (2) where no consideration is or will be given for the transfer; (3) where the transfer is by operation of law; (4) as specified in Section 276(7) of the SFA; or (5) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

The notes are prescribed capital markets products (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

The offering of the notes in Switzerland is exempt from requirement to prepare and publish a prospectus under the Swiss Financial Services Act (“FinSA”) because such offering is made to professional clients within the meaning of the FinSA only and the notes will not be admitted to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. This prospectus supplement does not constitute a prospectus pursuant to the FinSA, and no such prospectus has been or will be prepared for or in connection with the offering of the notes.

Dubai International Financial Centre

The notes have not been, and will not be, offered to any person in the Dubai International Financial Centre unless such offer is: (i) an “Exempt Offer” in accordance with the Markets Rules (MKT) Module of the Dubai Financial Services Authority (the “DFSA”) rulebook; and (ii) made only to persons who meet the Professional Client criteria set out in Rule 2.3.3 of the Conduct of Business (COB) Module of the DFSA rulebook.

Canada

The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

VALIDITY OF THE NOTES

The validity of the notes will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, and for the underwriters by Latham & Watkins LLP, Los Angeles, California. Certain legal matters relating to Virginia law will be passed upon for the Company by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SANTANDER HOLDINGS USA, INC.

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

Santander Holdings USA, Inc. (“we,” the “Company” or “SHUSA”) and/or one or more selling security holders to be identified in the future may offer to sell the securities in any combination from time to time in one or more offerings and in one or more classes or series.

We and/or one or more selling security holders will offer the securities in amounts, at prices and on terms to be determined at the time of sale as set forth in the applicable prospectus supplement (each a “prospectus supplement”) to this prospectus. The prospectus supplement may add, update or change information contained in this prospectus.

We and/or one or more selling security holders to be identified in the future may offer and sell these securities to or through one or more underwriters, dealers and agents, including Santander US Capital Markets LLC (“SanCap”), or directly to purchasers, on a continuous or delayed basis.

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties in the section entitled “Risk Factors” beginning on page 2 of this prospectus, in any prospectus supplement relating to an offering of these securities, and in the documents we file with the Securities and Exchange Commission (the “SEC”) before investing in our securities.

This prospectus may not be used to consummate the sale of securities unless accompanied by a prospectus supplement.

These securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Neither the SEC nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

The date of this prospectus is December 15, 2023.

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ABOUT THIS PROSPECTUS

Unless the context requires otherwise, in this prospectus we use the terms the “Company,” “SHUSA,” “we,” “us” and “our” to refer to Santander Holdings USA, Inc.

This prospectus is part of a registration statement that we have filed with the SEC using a “shelf” registration process. Under the shelf registration process, using the prospectus, together with a prospectus supplement, we may sell, from time to time, in one or more offerings, any combination of the securities described in this prospectus. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities pursuant to this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with any additional information described under the heading “Available Information.” If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

The registration statement filed with the SEC which contains this prospectus, including the exhibits, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC’s website, which is provided under the heading “Available Information.”

You should rely only on the information contained in or incorporated by reference in this prospectus or a supplement to this prospectus. We have not authorized anyone to provide you with different information. This document may be used only in jurisdictions where offers and sales of these securities are permitted. You should not assume that information contained in this prospectus, in any supplement to this prospectus or in any document incorporated by reference is accurate as of any date other than the date of the document that contains the information, regardless of when this prospectus is delivered or when any sale of our securities occurs.

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AVAILABLE INFORMATION

The Company is required to file annual, quarterly and current reports and other information with the SEC. The Company’s filings with the SEC are available to the public through the SEC’s Internet site at http://www.sec.gov.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is part of a registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of the Company, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the applicable contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

The SEC’s rules allow us to “incorporate by reference” information into this prospectus. This means that we can disclose important information to you by referring you to any of the SEC filings referenced in the list below. Any information referred to in this way in this prospectus or the applicable prospectus supplement is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

The Company incorporates by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC’s rules):

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2022;

•	Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023;

•	Current Reports on Form 8-K filed on March 9, 2023, June 12, 2023, June 15, 2023, June 30, 2023 and November 9, 2023; and

•

All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or after the date of this prospectus and before the termination of the offering of securities under this prospectus.

The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request copies of these documents by visiting our website at http://www.santanderus.com, by contacting us at Santander Holdings USA, Inc., 75 State Street, Boston, Massachusetts 02109 or by phone at (800) 493-8219. The information on, or accessible from, our website is not incorporated by reference into this prospectus.

Statements contained in this prospectus or in any document incorporated by reference herein as to the contents of any contract or other document referred to in this prospectus or in any document incorporated by reference therein do not purport to be complete, and where reference is made to the particular provisions of such contract or other document, such provisions are qualified in all respects by reference to all of the provisions of such contract or other document.

In reviewing any agreements incorporated by reference, please remember that they are included to provide you with information regarding the terms of such agreements and are not intended to provide any other factual or disclosure information about the Company. The agreements may contain representations and warranties by the Company or other parties, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate. The representations

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and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time.

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FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of the Company. The Company may from time to time make forward-looking statements in its filings with the SEC and in other communications by the Company, including this prospectus, which are made in good faith by the Company pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Some of the statements made by the Company, including any statements preceded by, followed by or which include the words “may,” “could,” “should,” “will,” “would,” “believes,” “expects,” “anticipates,” “estimate,” “intends,” “plans,” “assume,” “goal,” “seek,” “can,” “predicts,” “potential,” “projects,” “continuing,” “ongoing,” and similar expressions are intended to indicate forward-looking statements.

Any statements about the Company’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions, or future events or performance are not historical facts and may be forward-looking. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable as of the date on which the statements are made, these statements are not guarantees of future performance and involve risks and uncertainties which are subject to change based on various important factors and assumptions, some of which are beyond the Company’s control.

Information regarding important factors that could cause actual results to differ, perhaps materially, from those in our forward-looking statements is contained under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is incorporated into this prospectus by reference (and in any of our filings with the SEC that are so incorporated). See “Available Information” above for information about how to obtain copies of these filings.

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SUMMARY

This summary highlights selected information about the Company and a general description of the securities we may offer. This summary is not complete and does not contain all of the information that may be important to you. For a more complete understanding of us and the terms of the securities we may offer, you should read carefully this entire prospectus, including the “Risk Factors” section, the applicable prospectus supplement for the securities and the other documents we refer to and incorporate by reference. In particular, we incorporate business and financial information into this prospectus by reference.

The Securities We May Offer

We may use this prospectus to offer, in one or more offerings and from time to time, debt securities, preferred stock and depositary shares. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and will describe risks associated with an investment in the securities in addition to those noted in the “Risk Factors” section of this prospectus. We will also include in the prospectus supplement, where material, information about material U.S. federal income tax considerations relating to the securities.

The Company

SHUSA is the parent holding company of Santander Bank, N.A. (“Santander Bank”), a national banking association; Santander Consumer USA Holdings Inc. (“SC”), a consumer finance company headquartered in Dallas, Texas; Banco Santander International, a financial services company headquartered in Miami, Florida that offers a full range of banking services to foreign individuals and corporations based primarily in Latin America; SanCap, an institutional broker-dealer headquartered in New York, which has significant capabilities in market making via an experienced fixed-income sales and trading team and a focus on structuring and advisory services for asset originators in the real estate and specialty finance markets; Santander Securities LLC (“SSLLC”), a broker-dealer headquartered in Boston, Massachusetts; and several other subsidiaries. SHUSA is headquartered in Boston and Santander Bank’s home office is in Wilmington, Delaware. SSLLC is a registered investment adviser with the SEC. SHUSA’s two largest subsidiaries by asset size and revenue are Santander Bank and SC. SHUSA is a wholly-owned subsidiary of Banco Santander, S.A (“Banco Santander”).

The principal executive office of the Company is 75 State Street, Boston, Massachusetts 02109, and the telephone number for the principal executive office is (800) 493-8219.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. You should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K and all other information contained or incorporated by reference in this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement before acquiring any of such securities. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. See also “Forward-Looking Statements.”

USE OF PROCEEDS

The Company intends to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES WE MAY OFFER

Please note that in this section entitled “Description of Debt Securities We May Offer,” references to the “Company,” “SHUSA,” “we,” “our” and “us” refer only to Santander Holdings USA, Inc. and not to its consolidated subsidiaries. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled “Legal Ownership and Book-Entry Issuance.”

This Section Is Only a Summary

The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed the senior debt indenture and will file a copy of the subordinated debt indenture, when executed, with the SEC as exhibits to our registration statement, of which this prospectus is a part. See “Available Information” above for information on how to obtain copies of such indentures.

This section and your prospectus supplement summarize the material terms of the indentures, where applicable, and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms. Your prospectus supplement will have a more detailed description of the specific terms of your debt security.

Debt Securities May Be Senior or Subordinated

We may issue from time to time senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any of our property or assets or property or assets of our subsidiaries. Thus, unless otherwise specified, by owning a debt security, you are one of our unsecured creditors.

The senior debt securities will constitute part of our senior debt, will be issued under the senior debt indenture described below, and will rank equally with all of our other unsecured and unsubordinated debt.

The subordinated debt securities will constitute part of our subordinated debt, will be issued under the subordinated debt indenture described below and will be subordinate in right of payment to all of our “senior indebtedness,” as defined in the subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of our most recent fiscal quarter.

The senior debt indenture does not, and the subordinated debt indenture will not, limit our ability to incur additional senior indebtedness.

When we refer to “debt securities” in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture

The senior debt securities and the subordinated debt securities will each be governed by a document called an “indenture.” The senior debt securities will be governed by the Senior Debt Indenture, dated as of April 19, 2011, between SHUSA and Deutsche Bank Trust Company Americas, as trustee, which we refer to as the “senior debt base indenture,” filed as Exhibit 4.1 to the registration statement of which this prospectus is a part, as amended by the Eighth Supplemental Indenture, dated as of March 1, 2017, between SHUSA and Deutsche Bank

Trust Company Americas, as trustee, which we refer to as the “eighth supplemental indenture,” filed as Exhibit 4.2 to the registration statement of which this prospectus is a part. We refer to the senior debt base indenture as amended by the eighth supplemental indenture as the “senior debt indenture.” The subordinated debt securities will be governed by a Subordinated Debt Indenture between SHUSA and a trustee to be determined at a later date, which we refer to as the “subordinated debt base indenture,” as well as by one or more supplemental indentures or other instruments which will modify the subordinated debt base indenture to provide the terms governing the subordination of any subordinated debt securities issued thereunder to senior indebtedness of the Company, if other than as set forth in the subordinated debt base indenture. We refer to the “subordinated debt base indenture” and any such supplemental indenture or other instrument together as the “subordinated debt indenture.” We refer to the senior debt indenture and the subordinated debt indenture together as the “indentures.” We will file the subordinated debt indenture, when executed, with the SEC as an exhibit to an amendment to the registration statement of which this prospectus is a part. See “Available Information” above for information on how to obtain a copy of the subordinated debt indenture when it is filed. The indentures will be substantially identical, except for the covenant described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries,” which will be included only in the senior debt indenture, and the provisions relating to subordination, which will be included only in the subordinated debt indenture.

The trustee under the senior debt indenture has, and under the subordinated debt indenture will have, two main roles:

•

first, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe below under “— Covenant Breach, Default, Remedies and Waiver of Default.”

•	second, the trustee performs administrative duties for us, such as sending you interest payments and notices.

See “— Our Relationship With the Trustee” below for more information about the trustee.

When we refer to the “indenture” or the “trustee” with respect to any debt securities, we mean the indenture under which those debt securities are issued and the trustee under that indenture.

We May Issue Many Debt Securities or Series of Debt Securities

We may issue many distinct debt securities or series of debt securities under either of the indentures. This section summarizes terms of the debt securities that apply generally to all debt securities and series of debt securities. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that debt indenture, but also to “reopen” previously issued debt securities and issue additional debt securities of the same series, with the same CUSIP number, stated maturity, interest payment dates, if any, and other terms, except for the date of issuance and issue price. We will describe the specific terms of your debt securities in the applicable prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section, please remember that the specific terms of your debt security as described in your prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

When we refer to “debt securities” or a “series of debt securities,” we mean, respectively, debt securities or a series of debt securities issued under the applicable debt indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement will have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

Neither of the indentures limits the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series of debt securities. We may issue debt securities and other securities at any time without your consent and without notifying you.

The indentures and the debt securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the debt securities, except as described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries.”

Our senior debt securities will be unsecured obligations of the Company and will rank equally with all other unsecured and unsubordinated indebtedness of the Company. Unless otherwise specified, any of our subordinated debt securities will be our unsecured subordinated obligations.

The Indentures Do Not Limit Our Indebtedness, Prevent Dividends or Generally Prevent Highly Leveraged Transactions

The indentures do not:

•	limit the amount of unsecured indebtedness which we or any subsidiary may incur; or

•	limit the payment of dividends by us or our acquisition of any of our equity securities.

When we say “subsidiary,” we mean any person a majority of the combined voting power of the total outstanding ownership interests in which is, at the time of determination, beneficially owned or held, directly or indirectly, by the Company or one or more other subsidiaries of the Company as the case may be. For this purpose, “voting power” means power to vote in an ordinary election of directors (or, in the case of a person that is not a corporation, ordinarily to appoint or approve the appointment of persons holding similar positions), whether at all times or only as long as no senior class of ownership interests has such voting power by reason of any contingency.

Except as may be included in a supplemental indenture covering a specific series of offered debt securities and described in the applicable prospectus supplement and except for the covenants described below under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries” and “— Mergers and Similar Transactions” there are no covenants or any other provisions which may afford holders of debt securities protection in the event of a highly leveraged transaction which may or may not result in our change of control.

Principal Amount, Stated Maturity and Maturity

Unless otherwise stated, the principal amount of a debt security means the principal amount payable at its stated maturity, unless such amount is not determinable, in which case the principal amount of a debt security is its face amount.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt security is scheduled to become due. The principal of your debt security may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt security. The day on which the principal of your debt security actually becomes due, whether at the stated maturity or otherwise, is called the “maturity” of the principal. You will receive the principal amount of your debt security at maturity (plus accrued and unpaid interest, if any), unless your prospectus supplement specifies another amount.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Ratings

Any ratings on the debt securities will be monitored by the applicable rating agencies while the debt securities are outstanding. Ratings on the debt securities may be lowered, qualified, or withdrawn at any time. A rating is based on each rating agency’s independent evaluation of the debt securities and of the Company. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or withdrawal of a rating, by any other rating agency.

Holding Company Status

Because our assets consist principally of interests in the subsidiaries through which we conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. In addition, dividends, loans and advances to us from some of our subsidiaries, including Santander Bank, are restricted by net capital requirements under applicable banking regulations.

Governing Law

The senior debt indenture is, and the subordinated debt indenture and the debt securities will be, governed by New York law, without regard to principles of conflicts of law.

Currency of Debt Securities

Amounts that become due and payable on your debt security in cash will be payable in a currency, composite currency, basket of currencies or currency unit or units specified in your prospectus supplement. We refer to this currency, composite currency, basket of currencies or currency unit or units as a “specified currency.” The specified currency for your debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to a firm that we name in your prospectus supplement, unless other arrangements have been made between you and us. We will make payments on your debt securities in the specified currency, except as described below in “— Payment Mechanics for Debt Securities.”

Form of Debt Securities

We will issue each debt security in global — i.e., book-entry — form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearing system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under “Legal Ownership and Book-Entry Issuance.”

In addition, we will generally issue each debt security in registered form, without coupons, unless we specify otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue any of the types of senior debt securities or subordinated debt securities described below. A debt security may have elements of each of the types of debt securities described below. For example, a debt security may bear interest at a fixed rate for some periods and at a floating rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or floating rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement.

Each fixed rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed rate per annum stated in the applicable prospectus supplement, until the principal is paid or made available for payment. Each payment of interest due on an interest payment date or the maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months day count convention, unless your prospectus supplement provides that we will compute interest on a different basis. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Floating Rate Debt Securities

A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at a rate per annum determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described below under “— Payment Mechanics for Debt Securities.”

Calculation Agent. Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. That institution may include any affiliate of ours, such as SanCap. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. Unless otherwise specified in the applicable prospectus supplement, we will initially appoint SanCap as calculation agent for all the floating rate debt securities. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Calculation of Interest. For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or interest determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period — i.e., the period from and including an interest payment date (or, with respect to the initial interest period, the original issue date) to but excluding the next succeeding interest payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. Unless we specify otherwise in the applicable prospectus supplement, this factor will be equal to the number of days in the applicable interest period divided by 360 (Actual/360 (ISDA) day count convention).

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect — and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

All percentages resulting from any calculation relating to any debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or 0.09876541) being rounded down to 9.87654% (or 0.0987654) and 9.876545% (or 0.09876545) being rounded up to 9.87655% (or 0.0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates, and they may include affiliates of SHUSA.

Indexed Debt Securities

A debt security of this type provides that the principal amount payable at its maturity, and/or the amount of interest payable on an interest payment date, will be determined by reference to:

•	securities of one or more issuers;

•	one or more currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance;

•	one or more indices; and/or

•	one or more baskets of the items described above.

Any indexed securities that we issue will be cash settled only.

If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index or indices, about how amounts that are to become payable will be determined by reference to the price or value of that index or indices and about the terms on which the security may be settled. Your prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security and will have sole discretion in doing so. The calculation agent may be SanCap or another of our affiliates.

Information in Your Prospectus Supplement

Your prospectus supplement will describe the specific terms of your debt security, which will include some or all of the following:

•	whether it is a senior debt security or a subordinated debt security;

•	the aggregate principal amount of your debt security or the debt securities of the same series, as applicable;

•	the stated maturity;

•	the specified currency or currencies for principal and interest and, if the specified currency is not U.S. dollars, certain other terms relating to your debt security;

•	the issue price at which we originally issue your debt security, expressed as a percentage of the principal amount, and the original issue date;

•	whether your debt security is a fixed rate debt security, a floating rate debt security or an indexed debt security or any combination thereof;

•	if your debt security is a fixed rate debt security, a rate per annum at which your debt security will bear interest, if any, and the interest payment dates;

•

if your debt security is a floating rate debt security, the interest rate basis; any applicable index currency or index maturity, spread or spread multiplier or initial base rate, maximum rate or minimum rate, the interest reset, determination, calculation and payment dates; the day count convention used to calculate interest payments for any period; the business day convention; and the calculation agent;

•

if your debt security is an indexed debt security, the principal amount, if any, we will pay you at maturity, the amount of interest, if any, we will pay you on an interest payment date or the formula we will use to calculate those amounts, if any, and the terms on which your debt security will be paid;

•	if your debt security is also an original issue discount debt security, the yield to maturity;

•

if applicable, the circumstances under which your debt security may be redeemed at our option or repaid at the holder’s option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

•	the authorized denominations, if other than $2,000 and integral multiples of $1,000 in excess thereof;

•

the depositary for your debt security, if other than DTC (as defined herein), and any circumstances under which the holder may request securities in non-global form, if we choose not to issue your debt security in book-entry form only;

•

if applicable, the circumstances under which we will pay additional amounts in respect of any debt securities held by a person who is not a United States person for tax purposes and under which we can redeem the debt securities if we have to pay additional amounts;

•	the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for your debt security, as applicable; and

•	any other terms of your debt security, which could be different from those described in this prospectus.

Market-Making Transactions

If you purchase your debt security in a market-making transaction, you will receive information about the issue price you pay and your trade and settlement dates in a separate confirmation of sale. A market-making transaction is one in which SanCap or another of our affiliates resells a security that it has previously acquired from another holder. A market-making transaction in a particular security occurs after the original issuance and sale of the security. See “Plan of Distribution” below.

Redemption and Repayment

Unless otherwise indicated in your prospectus supplement, your debt security will not be entitled to the benefit of any sinking fund — that is, we will not deposit money on a regular basis into any separate custodial account to repay your debt securities. In addition, we will not be entitled to redeem your debt security before its stated maturity unless your prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy your debt security from you before its stated maturity, unless your prospectus supplement specifies one or more repayment dates.

If your prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of your debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

If your prospectus supplement specifies a redemption commencement date, your debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem your debt security, we will do so at the specified redemption price, together with interest accrued to but excluding the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which your debt security is redeemed.

If your prospectus supplement specifies a repayment date, your debt security will be repayable at the holder’s option on the specified repayment date at the specified repayment price, together with interest accrued to but excluding the repayment date.

If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in “— Notices.”

If a debt security represented by a global debt security is subject to repayment at the holder’s option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

We, SanCap or our other affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

We are generally permitted to merge or consolidate with another corporation or other entity. We are also permitted to sell our assets substantially as an entirety to another corporation or other entity. With regard to any series of debt securities, however, we may not take any of these actions unless all the following conditions are met:

•

If the successor entity in the transaction is not SHUSA, the successor entity must be organized as a corporation, partnership or trust and must expressly assume our obligations under the debt securities of that series and the underlying debt indenture with respect to that series. The successor entity must be validly organized or validly existing under the laws of the United States or any political division thereof.

•

Immediately after the transaction and treating any indebtedness which becomes our obligation or that of our subsidiary as a result of such transaction as having been incurred by us or such subsidiary at the time of such transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, “default under the debt securities of that series” means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under “— Covenant Breach, Default, Remedies and Waiver of Default.”

If the conditions described above are satisfied with respect to the debt securities of any series, we will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell our assets. Also, these conditions will apply only if we wish to merge or consolidate with another entity or sell our assets substantially as an entirety to another entity. We will not need to satisfy these conditions if we enter into other types of transactions, including any transaction in which we acquire the stock or assets of another entity, any transaction that involves a change of control of us but in which we do not merge or consolidate and any transaction in which we sell less than substantially all our assets. While we are currently a wholly-owned subsidiary of Banco Santander, there is no requirement that we remain a subsidiary.

Subordination Provisions

Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit us from making payments on those securities. Subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture, to all of our senior indebtedness, as such term will be defined in the subordinated debt indenture, including all debt securities we will issue under the senior debt indenture.

The subordinated debt indenture will define “senior indebtedness” as all indebtedness and obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, whether existing now or in the future, and all amendments, renewals, extensions, modifications and refundings of any indebtedness or obligations of that kind, as well as all obligations to depositors and other creditors. Senior debt excludes the subordinated debt securities and any other indebtedness or obligations specifically designated as being subordinate, or not superior, in right of payment to the subordinated debt securities.

We may modify the subordination provisions, including the definition of senior indebtedness, with respect to one or more series of subordinated debt securities. For a description of these modifications, see the applicable prospectus supplement.

The subordinated debt indenture will provide that, unless all principal of and any premium or interest on the senior indebtedness of us has been paid in full, no payment or other distribution by us may be made in respect of any subordinated debt securities in the following circumstances:

•	in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization, assignment for creditors or other similar proceedings or events involving us or our assets;

•

(a) in the event and during the continuation of any default in the payment of principal, premium or interest on any of our senior indebtedness beyond any applicable grace period or (b) in the event that any event of default with respect to any such senior indebtedness has occurred and is continuing, permitting the holders of that senior indebtedness (or a trustee) to accelerate the maturity of that senior indebtedness, whether or not the maturity is in fact accelerated (unless, in the case of (a) or (b), the payment default or event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded) or (c) in the event that any judicial proceeding is pending with respect to a payment default or event of default described in (a) or (b); or

•	in the event that any of our subordinated debt securities has been declared due and payable before their stated maturity.

If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior indebtedness.

Even if the subordination provisions will prevent us from making any payment when due on the subordinated debt securities of any series or related guarantees, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior indebtedness have been fully satisfied.

The subordinated debt indenture will allow the holders of senior indebtedness to obtain a court order requiring us and any holder of subordinated debt securities to comply with the subordination provisions.

Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries

In the senior debt indenture, we agree that we will not, and will not permit any subsidiary to, sell, assign, pledge, transfer or otherwise dispose of, or permit any Designated Subsidiary, as defined below, to issue, any shares of voting stock of, or any securities convertible into voting stock of, any Designated Subsidiary or any shares of voting stock of any subsidiary owning, directly or indirectly, in whole or in part, voting stock of any Designated Subsidiary, except:

•

any sale, assignment, pledge, transfer or other disposition or issuance made, in the minimum amount required by law, to any person for the purpose of the qualification of such person to serve as a director;

•

any sale, assignment, pledge, transfer or other disposition or issuance if, after giving effect to such disposition and to the issuance of any shares issuable upon conversion or exchange of securities convertible or exchangeable into voting stock, we would own directly or indirectly through other subsidiaries not less than 80% of the shares of each class of voting stock of any Designated Subsidiary;

•	any sale, assignment, pledge, transfer or other disposition or issuance made in compliance with an order or direction of a court or regulatory authority of competent jurisdiction;

•

any sale by any Designated Subsidiary of additional shares of voting stock to its stockholders at any price, so long as (i) prior to such sale, we own, directly or indirectly, shares of the same class, and (ii) immediately after such sale, the percentage of the shares of such class of voting stock we own shall not have been reduced; or

•

any merger or consolidation of any Designated Subsidiary with any banking institution organized under the laws of the United States, any state thereof or the District of Columbia, so long as (i) after giving effect to such merger or consolidation we would own directly or indirectly through other subsidiaries not less than 80% of the shares of each class of voting stock of such other banking institution, and (ii) immediately after giving effect thereto and treating any such resulting bank thereafter as a Designated Subsidiary for purposes of the senior debt indenture, no covenant breach or event of default, and no event which, after notice or lapse of time or both, would become a covenant breach or event of default, shall have happened and be continuing.

“Designated Subsidiary” means each of (i) Santander Bank, N.A., a national banking association, and (ii) Santander Consumer USA Inc., an Illinois corporation.

The subordinated debt indenture will not include the promise described in the preceding paragraph.

Except as noted above, none of the indentures restricts our ability to put liens on our interests in our subsidiaries other than the Designated Subsidiaries, nor do the indentures restrict our ability to sell or otherwise dispose of our interests in any of our subsidiaries other than the Designated Subsidiaries.

Defeasance and Covenant Defeasance

Unless we say otherwise in the applicable prospectus supplement, the provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security and guarantee endorsed thereon. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

Full Defeasance. If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on any debt securities and guarantees endorsed on such debt securities. This is called full defeasance. For us to do so, each of the following must occur:

•

we must deposit in trust for the benefit of all holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

•

there must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security;

•	we must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above; and

•	in the case of the subordinated debt securities, the following requirements must also be met:

•

no event or condition may exist that, under the provisions described under “— Subordination Provisions” above, would prevent us from making payments of principal, premium or interest on those subordinated debt securities on the date of the deposit referred to above or during the 90 days after that date; and

•

we must deliver to the trustee an opinion of counsel to the effect that (a) the trust funds will not be subject to any rights of holders of senior indebtedness and (b) after the 90-day period referred to above, the trust funds will not be subject to any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, except that if a court were to rule under any of those laws in any case or proceeding that the trust funds remained our property, then the relevant trustee and the holders of the subordinated debt securities would be entitled to some enumerated rights as secured creditors in the trust funds.

If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment in the event of any shortfall.

Covenant Defeasance. Under current U.S. federal tax law, we can make the same type of deposit described above and be released from the restriction on liens described under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries” above and any other restrictive covenants relating to your debt security that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must do both of the following:

•

we must deposit in trust for the benefit of the holders of those debt securities money or a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates; and

•

we must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing the holders to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves.

In addition, in order to achieve covenant defeasance for any subordinated debt securities that have the benefit of any restrictive covenants, both conditions described in the last bullet point under “— Full Defeasance”

above must be satisfied. Subordinated debt securities will not have the benefit of any restrictive covenants unless the applicable prospectus supplement specifically provides that they do.

If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

•

if your debt security is a senior debt security, the promise by us not to create liens on our equity ownership interests in certain of our subsidiaries described above under “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries”;

•	any additional covenants that your prospectus supplement may state are applicable to your debt security; and

•	the events of default resulting from a breach of covenants, described below in the first bullet point under “— Covenant Breach, Default, Remedies and Waiver of Default — Covenant Breach.”

Any right we have to redeem will survive covenant defeasance with regard to those debt securities.

If we accomplish covenant defeasance on your debt security, you can still look to us for repayment of your debt security in the event of any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Covenant Breach, Default, Remedies and Waiver of Default

You will have special rights if a covenant breach or event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

Covenant Breach

Unless your prospectus supplement says otherwise, when we refer to a covenant breach with respect to any series of debt securities, we mean any of the following:

•

we remain in breach of any covenant we make in the indenture for the benefit of the relevant series, for 60 days after we receive a notice of default stating that we are in breach and requiring us to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities then outstanding;

•

we do not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under provisions described in the applicable prospectus supplement; or

•	if the applicable prospectus supplement provides that any additional covenant breach applies to the series, and that covenant breach occurs.

Events of Default

Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

•	we do not pay the principal or any premium on any debt security of that series within 30 days after the due date;

•	we do not pay interest on any debt security of that series within 30 days after the due date;

•	we file for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to us occur under U.S. federal or state law; or

•	if the applicable prospectus supplement provides that any additional event of default applies to the series, and that event of default occurs.

We may change, eliminate, or add to the events of default with respect to any particular series or any particular debt security or debt securities within a series, as indicated in the applicable prospectus supplement.

Remedies If a Covenant Breach or Event of Default Occurs

If you are the holder of a subordinated debt security, all the remedies available upon the occurrence of a covenant breach or event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under “— Subordination Provisions.”

Except as otherwise specified in the applicable prospectus supplement, if an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of all debt securities of that series then outstanding may declare the entire principal amount of the debt securities of that series to be due immediately. Except as otherwise specified in the applicable prospectus supplement, if the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to us, the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

Each of the situations described above is called an acceleration of the stated maturity of the affected series of debt securities. Except as otherwise specified in the applicable prospectus supplement, if the stated maturity of any series is accelerated and a judgment for payment has not yet been obtained, the holders of a majority in principal amount of the debt securities of that series may cancel the acceleration for the entire series.

If a covenant breach or event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant debt indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

Except as described in the prior paragraph, the trustee is not required to take any action under the relevant debt indenture at the request of any holders unless the holders offer the trustee protection from expenses and liability, which may include providing collateral security. This is called an indemnity. If the trustee is provided with an indemnity satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable debt indenture with respect to the debt securities of that series.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security, all of the following must occur:

•

the holder of your debt security must give the trustee written notice that a covenant breach or event of default has occurred, and the covenant breach or event of default must not have been cured or waived;

•

the holders of not less than 25% in principal amount of outstanding debt securities of your series must make a written request that the trustee take action because of the covenant breach or event of default, and they or other holders must offer to the trustee indemnity satisfactory to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after the above steps have been taken; and

•

during these 60 days, the holders of a majority in aggregate principal amount of the outstanding debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the outstanding debt securities of your series.

You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its stated maturity (or, if your debt security is redeemable, on or after its redemption date).

Waiver of Default

The holders of not less than a majority in principal amount of the outstanding debt securities of any series may waive a default for all debt securities of that series. If this happens, the default and any covenant breach or event of default arising therefrom will cease to exist. No one can waive a payment default on a particular debt security, however, without the approval of the particular holder of that debt security.

We Will Give the Trustee Information About Defaults Annually

We will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge we are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the relevant indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the stated maturity. Book-entry and other indirect owners are described below under “Legal Ownership and Book-Entry Issuance.”

Modification of the Indentures and Waiver of Covenants

There are four types of changes we can make to the indentures and the debt securities or series of debt securities issued under a particular debt indenture.

Changes Requiring Each Holder’s Approval

First, there are changes that cannot be made without the approval of the holder of each debt security affected by the change under the applicable indenture. Here is a list of those types of changes:

•	changing the stated maturity for any principal or interest payment on a debt security;

•	reducing the principal amount, the amount payable on acceleration of the stated maturity after a default, the interest rate or the redemption price for a debt security;

•	permitting redemption of a debt security if not previously permitted;

•	impairing any right a holder may have to require repayment of its debt security;

•	changing the currency of any payment on a debt security;

•	changing the place of payment on a debt security;

•	impairing a holder’s right to sue for payment of any amount due on its debt security;

•

reducing the percentage in principal amount of the outstanding debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or a different series or less than all of the debt securities of a series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

•

reducing the percentage in principal amount of the outstanding debt securities of any one or more affected series, taken separately or together, as applicable, and whether comprising the same or a different series or less than all of the debt securities of a series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

•

changing the provision of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

Changes Not Requiring Approval

The second type of change does not require any approval by holders of the debt securities affected. These changes are limited to clarifications and changes that would not adversely affect any debt securities of any series in any material respect. We do not need any approval to make changes that affect only debt securities to be issued under the applicable indenture after the changes take effect.

We may also make changes or obtain waivers that do not adversely affect a particular debt security, even if they affect other debt securities. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Modification of Subordination Provisions

The subordinated debt indenture will provide that we may not amend the subordinated debt indenture to alter the subordination of any outstanding subordinated debt securities without the written consent of each holder of our then outstanding senior indebtedness who would be adversely affected. In addition, the subordinated debt indenture will provide that we may not modify the subordination provisions of the subordinated debt indenture in a manner that would adversely affect the subordinated debt securities of any one or more series then outstanding in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series then outstanding, voting together as one class (and also of any affected series that by its terms is entitled to vote separately as a series, as described below).

Changes Requiring Majority Approval

Any other change to either the senior debt indenture or the subordinated debt indenture and the debt securities issued under either such indenture would require the following approval:

•	if the change affects only particular debt securities within a series, it must be approved by the holders of a majority in principal amount of the outstanding debt securities affected; or

•

if the change affects multiple debt securities of one or more series, it must be approved by the holders of a majority in principal amount of all outstanding debt securities affected by the change, with all such affected debt securities voting together as one class for this purpose (and by the holders of a majority in principal amount of any affected debt securities that by their terms are entitled to vote separately as described below).

In each case, the required approval must be given by written consent.

This would mean that modification of terms with respect to certain debt securities of a series could be effectuated under any indenture without obtaining the consent of the holders of a majority in principal amount of other securities of such series that are not affected by such modification.

The same majority approval would be required for us to obtain a waiver of any of our covenants in any indenture. Our covenants include the promises we make about merging and putting liens on our interests in the

Designated Subsidiaries which we describe above under “— Mergers and Similar Transactions” and “— Restriction Upon Sale or Issuance of Capital Stock of Certain Subsidiaries,” and which, in the latter case, are only for the benefit of the holders of senior debt securities. If the holders approve a waiver of a covenant, we will not have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that we cannot change without the approval of the holder of that debt security as described above in “— Changes Requiring Each Holder’s Approval,” unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change a debt indenture or any debt securities or request a waiver.

Special Rules for Action by Holders

When holders take any action under any indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

Only Outstanding Debt Securities Are Eligible

Only holders of outstanding debt securities or the outstanding debt securities of the applicable series, as applicable, will be eligible to participate in any action by holders of such debt securities or the debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be “outstanding” if:

•	it has been surrendered for cancellation;

•	we have deposited or set aside, in trust for its holder, money for its payment or redemption;

•	we have fully defeased it as described above under “— Defeasance and Covenant Defeasance — Full Defeasance”; or

•	we or one of our affiliates is the owner.

Special Class Voting Rights

We may issue particular debt securities or a particular series of debt securities, as applicable, that are entitled, by their terms, to vote separately on matters (for example, modification or waiver of provisions in the applicable indenture) that would otherwise require a vote of all affected debt securities or all affected series voting together as a single class. Any such debt securities or series of debt securities would be entitled to vote together with all other affected debt securities or affected series voting together as one class, and would also be entitled to vote separately as one class only. In some cases, other parties may be entitled to exercise these special voting rights on behalf of the holders of the relevant debt securities or the relevant series. For debt securities or series of debt securities that have these rights, the rights will be described in the applicable prospectus supplement. For debt securities or series of debt securities that do not have these special rights, voting will occur as described in the preceding section, but subject to any separate voting rights of any other debt securities or series of debt securities having special rights. We may issue series having these or other special voting rights without obtaining the consent of or giving notice to holders of outstanding debt securities or series of debt securities.

Eligible Principal Amount of Some Debt Securities

In some situations, we may follow special rules in calculating the principal amount of debt securities that are to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

•

for an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

•

for a debt security whose principal amount is not known, we will use any amount that we indicate in the prospectus supplement for that debt security. The principal amount of a debt security may not be known, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

•	for debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

Determining Record Dates for Action by Holders

We will generally be entitled to set a record date for the purpose of determining the holders that are entitled to take action under a particular indenture. Such record date shall be the later of 30 days prior to the first solicitation of such consent or the date of the most recent list of holders furnished by the trustee prior to such solicitation.

Form, Exchange and Transfer of Debt Securities

If any debt securities cease to be issued in registered global form, they will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	unless we indicate otherwise in your prospectus supplement, in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Holders may exchange their debt securities for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. You may not exchange your debt securities for securities of a different series or having different terms, unless your prospectus supplement says you may.

Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our transfer agent for registering senior debt securities in the names of holders and transferring and replacing debt securities and will do the same with respect to subordinated debt securities. We may appoint another entity to perform these functions or perform them ourselves.

Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities of any series are redeemable and we redeem less than all those debt securities, we may block the transfer or exchange of those debt securities during the period beginning 15 calendar days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any debt security selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security being partially redeemed.

If a debt security is issued as a global debt security, only the depositary — e.g., DTC, Euroclear or Clearstream (each as defined herein) — will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

Payment Mechanics for Debt Securities

Who Receives Payment?

If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under “— Payment and Record Dates for Interest.” If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary — DTC, Euroclear or Clearstream, as applicable.

Payment and Record Dates for Interest

Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the May 1 or November 1 preceding that interest payment date. Unless we specify otherwise in the applicable prospectus supplement, the regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a “business day,” as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

Notwithstanding the foregoing, and unless specified otherwise in your prospectus supplement, the regular record date relating to an interest payment date for any debt security in book-entry or global form will be the day immediately prior to the day on which the interest payment is to be made (as such payment day may be adjusted under the applicable business day convention). This prior day will be the record date whether or not it is a business day.

Unless we specify otherwise in this prospectus or in the applicable prospectus supplement, the term “days” refers to calendar days.

Business Days

One or more of the following business day definitions will apply to any debt security:

“Euro business day” means each Monday, Tuesday, Wednesday, Thursday and Friday on which the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System, or any successor system, is open for business.

“London business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in London generally are authorized or obligated by law, regulation or executive order to close.

“New York business day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York City generally are authorized or obligated by law, regulation or executive order to close.

Additional business days not defined above may apply to any debt security and will be described in the applicable prospectus supplement.

Business Day Conventions

As specified in the applicable prospectus supplement, one of the following business day conventions may apply to any debt security with regard to any relevant date other than one that falls on the maturity:

“Following business day convention” means, for any interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day.

“Modified following business day convention” means, for any relevant interest payment date, other than the maturity, if such date would otherwise fall on a day that is not a business day, then such date will be postponed to the next day that is a business day, except that, if the next business day falls in the next calendar month, then such date will be advanced to the immediately preceding day that is a business day.

“Following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed. Interest reset dates and interest periods also are not adjusted for non-business days.

“Modified following unadjusted business day convention” means, for any interest payment date, other than the maturity, that falls on a day that is not a business day, any payment due on such interest payment date will be postponed to the next day that is a business day; provided that interest due with respect to such interest payment date shall not accrue from and including such interest payment date to and including the date of payment of such interest as so postponed, and provided further that, if such day would fall in the next succeeding calendar month, the date of payment with respect to such interest payment date will be advanced to the business day immediately preceding such interest payment date. Interest reset dates and interest periods also are not adjusted for non-business days.

In all cases, if the stated maturity or any earlier redemption date or repayment date with respect to a debt security falls on a day that is not a business day, any payment of principal, premium, if any, and interest otherwise due on such day will be made on the next succeeding business day, and no interest on such payment shall accrue for the period from and after such stated maturity, redemption date or repayment date, as the case may be.

How We Will Make Payments Due in U.S. Dollars

We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

Payments on Global Debt Securities. We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will pay directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner’s right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled “Legal Ownership and Book-Entry Issuance — What Is a Global Security?”

Payments on Non-Global Debt Securities. We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee’s records as of the close of business on the regular record date. We will make all other payments by check or via wire transfer at the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds — i.e., funds that become available on the day after the check is cashed or wire transfer is completed.

Alternatively, if a non-global debt security has a principal amount of at least $1,000,000 (or the equivalent in another currency) and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

How We Will Make Payments Due in Other Currencies

We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

Payments on Global Debt Securities. We will make payments on a global debt security in the applicable specified currency in accordance with the applicable policies as in effect from time to time of the depositary, which will be DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency in cases where holders have a right to do so.

Payments on Non-Global Debt Securities. Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee’s records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if your prospectus supplement specifies that holders may ask us to do so and you make such a request. To request U.S. dollar payment in these circumstances, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

Conversion to U.S. Dollars. Unless otherwise indicated in your prospectus supplement, holders are not entitled to receive payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security.

If your prospectus supplement specifies that holders may request that we make payments in U.S. dollars of an amount due in another currency, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent’s discretion. A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

When the Specified Currency Is Not Available. If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our or its control — such as the imposition of exchange controls or a disruption in the currency markets — we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

Exchange Rate Agent. If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may select SanCap or another of our affiliates to perform this role. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

Payment When Offices Are Closed

Unless specified otherwise in the applicable prospectus supplement, if any payment is due on a debt security on a day that is not a business day, we will make the payment on the next business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date. Postponement of this kind will not result in a default under any debt security or the applicable indenture, and, unless otherwise specified in the applicable prospectus supplement, no interest will accrue on the postponed amount from the original due date to the next business day. The term business day has a special meaning, which we describe above under “— Payment and Record Dates for Interest.”

Paying Agent

We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

Unclaimed Payments

Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

Our Relationship With the Trustee

Deutsche Bank Trust Company Americas is also one of a number of banks with which we maintain ordinary banking relationships and from which we may have obtained credit facilities and lines of credit. Deutsche Bank Trust Company Americas is the Fiscal and Paying Agent with respect to certain of the Bank’s debt securities and acts as trustee with respect to the Company’s outstanding notes issued under the senior debt indenture.

If the trustee has or will acquire a conflicting interest within the meaning of the Trust Indenture Act, the trustee will either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the indentures. To the extent permitted by the Trust Indenture Act, the trustee will not be deemed to have a conflicting interest by virtue of being a trustee under the indentures with respect to securities of more than one series or a trustee under any other indenture, a fiscal agent under any fiscal agency agreement or a warrant agent under any warrant agreement, of the Company.

Under the senior debt indenture, we are required to file with the trustee any information, documents and other reports, or summaries thereof, as may be required under the Trust Indenture Act, at the times and in the manner provided under the Trust Indenture Act. However, in case of documents filed with the SEC pursuant to Section 13 or 15(d) of the Exchange Act, any such filing with the trustee need not be made until the 15th day after such filing is actually made with the SEC.

DESCRIPTION OF OTHER SECURITIES WE MAY OFFER

We may issue from time to time, in one or more offerings, the following securities:

•	preferred stock of the Company; and

•	depositary shares to be evidenced by depositary receipts, representing a fractional interest of a share of preferred stock of the Company.

We will set forth in the applicable prospectus supplement a description of the preferred stock and depositary shares which may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us will be contained in the prospectus supplement and other offering material relating to such offer. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

Who Is the Legal Owner of a Registered Security?

Each security in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee maintain for this purpose, as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

Unless otherwise specified in any prospectus supplement, we will issue each security in book-entry form only. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Under the documentation pursuant to which the securities will be issued, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make any payments on the securities to the depositary. The depositary passes along any payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors may not own securities directly. Instead, they may own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors may be indirect owners, and not holders, of the securities.

Street Name Owners

In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make any payments on those securities, including deliveries of any property other than cash, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of the trustee under any indenture in connection with any debt security and any other third parties employed by us or the trustee or in any similar capacity, run only to the holders of the securities. We have no obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

For example, in the case of debt securities, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose — e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture — we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

When we refer to “you” in this prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to “your securities” in this prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

What Is a Global Security?

We may issue each security in book-entry form only. Any security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. A security will usually have only one depositary but it may have more.

Each series of securities will have one or more of the following as the depositaries:

•	The Depository Trust Company, New York, New York, which is known as “DTC”;

•	a financial institution holding the securities on behalf of Euroclear Bank SA/NV, which is known as “Euroclear”;

•	a financial institution holding the securities on behalf of Clearstream Banking S.A., which is known as “Clearstream”; and

•	any other clearing system or financial institution named in the applicable prospectus supplement.

The depositaries named above may also be participants in one another’s clearing systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will not indicate whether your securities are represented by a master global security.

A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under “— Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated.” If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

As an indirect owner, an investor’s rights relating to a global security will be governed by the account rules of the depositary and those of the investor’s financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•

an investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under “— Who Is the Legal Owner of a Registered Security?”;

•	an investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

•

an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•

the depositary’s policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor’s interest in a global security, and those policies may change from time to time. Neither we nor the trustee will have any responsibility for any aspect of the depositary’s policies, actions or records of ownership interests in a global security. Neither we nor the trustee supervise the depositary in any way;

•

the depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

•

financial institutions that participate in the depositary’s book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder’s Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated

If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner’s bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred stock or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under “— Who Is the Legal Owner of a Registered Security?”

The special situations for termination of a global security are as follows:

•

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 60 days;

•	if we notify the trustee that we wish to terminate that global security; or

•	in the case of a global security representing debt securities issued under an indenture, if an event of default has occurred with regard to these debt securities and has not been cured or waived.

DTC’s current rules provide that it would notify its participants of a request by us to terminate a global security, but will only withdraw beneficial interests from the global security at the request of each DTC participant.

If a global security is terminated, only the depositary, and not we or the trustee for any debt securities is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearing systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those clearing systems could change their rules and procedures at any time. We do not have control over those systems or their participants, and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those clearing systems only on days when those systems are open for business. These clearing systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these clearing systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

VALIDITY OF OFFERED SECURITIES

Unless otherwise specified in any prospectus supplement, the validity of any offered securities will be passed upon for the Company by Wachtell, Lipton, Rosen & Katz, New York, New York, and certain legal matters relating to Virginia law will be passed upon for the Company by McGuireWoods LLP, Richmond, Virginia.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting and a paragraph relating to the effectiveness of internal control over financial reporting due to the exclusion of Pierpont Capital Holdings LLC because it was acquired by the Company in a purchase business combination during 2022) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

We and/or one or more selling security holders may sell the securities from time to time in their initial offering as follows:

•	through agents;

•	to dealers or underwriters for resale;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to prevailing market prices; or

•	at negotiated prices.

We may solicit offers to purchase securities directly from the public from time to time. We may also designate agents from time to time to solicit offers to purchase securities from the public on our behalf. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers, and will include information about any commissions we may pay the agents, in that offering. Agents may be deemed to be “underwriters” as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

From time to time, we and/or one or more selling security holders may sell securities to one or more dealers acting as principals. The dealers, who may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell those securities to the public.

We and/or one or more selling security holders may sell securities from time to time to one or more underwriters, who would purchase the securities as principal for resale to the public, either on a firm-commitment or best-efforts basis. If we sell securities to underwriters, we may execute an underwriting agreement with them at the time of sale and will name them in the applicable prospectus supplement. In connection with those sales, underwriters may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from purchasers for whom they may act as agents. The applicable prospectus supplement will include any required information about underwriting compensation we pay to underwriters, and any discounts, concessions or commissions underwriters allow to participating dealers, in connection with an offering of securities.

We and/or one or more selling security holders may authorize underwriters, dealers and agents to solicit from third parties offers to purchase securities under contracts providing for payment and delivery on future dates. The applicable prospectus supplement will describe the material terms of these contracts, including any conditions to the purchasers’ obligations, and will include any required information about commissions we may pay for soliciting these contracts.

Underwriters, dealers, agents and other persons may be entitled, under agreements that they may enter into with us, to indemnification by us against certain liabilities, including liabilities under the Securities Act.

In connection with an offering, the underwriters may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while an offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.

These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the securities. As a result, the price of the securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the securities are listed on that exchange or admitted for trading on that automated quotation system, or in the over-the-counter market or otherwise.

The underwriters, dealers and agents, as well as their associates, may be customers of or lenders to, and may engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. In addition, we expect to offer the securities to or through our affiliates (including SanCap), as underwriters, dealers or agents. Our affiliates may also offer the securities in other markets through one or more selling agents, including one another.

Market-Making Resales by Affiliates

This prospectus may be used by SanCap in connection with offers and sales of the securities in market-making transactions. In a market-making transaction, SanCap may resell a security it acquires from other holders, after the original offering and sale of the security. Resales of this kind may occur in the open market or may be privately negotiated, at prevailing market prices at the time of resale or at related or negotiated prices. In these transactions, SanCap may act as principal or agent, including as agent for the counterparty in a transaction in which SanCap acts as principal, or as agent for both counterparties in a transaction in which SanCap does not act as principal. SanCap may receive compensation in the form of discounts and commissions, including from both counterparties in some cases. Our other affiliates or other affiliates of Banco Santander may also engage in transactions of this kind and may use this prospectus for this purpose.

The securities to be sold in market-making transactions include securities to be issued after the date of this prospectus, as well as securities previously issued.

We do not expect to receive any proceeds from market-making transactions. We do not expect that SanCap or any other affiliate that engages in these transactions will pay any proceeds from its market-making resales to us.

Information about the trade and settlement dates, as well as the purchase price, for a market-making transaction will be provided to the purchaser in a separate confirmation of sale.

Unless we or our agent informs you in your confirmation of sale that your security is being purchased in its original offering and sale, you may assume that you are purchasing your security in a market-making transaction.

Matters Relating to Initial Offering and Market-Making Resales

Each series of securities will be a new issue, and there will be no established trading market for any security prior to its original issue date. We may choose not to list any particular series of securities on a securities exchange or quotation system. Any underwriters to whom we sell securities for public offering (which may include SanCap) may make a market in those securities. However, none of them is obligated to do so, and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for any of the securities.

Unless otherwise indicated in the applicable prospectus supplement or confirmation of sale, the purchase price of the securities will be required to be paid in immediately available funds in New York City.

In this prospectus, an offering of securities refers to the initial offering of the securities made in connection with their original issuance, and does not refer to any subsequent resales of securities in market-making transactions.